Exhibit 10.36
OFFICE LEASE
between
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (Landlord)
and
DENDREON CORPORATION (Tenant)
1301 Second Avenue
Seattle, Washington
IRE 334246
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

IRE 334246
OFFICE LEASE
     THIS OFFICE LEASE (“Lease”) is entered into by and between Landlord and Tenant on the date set forth in the following Basic Lease Information. Landlord and Tenant hereby agree as follows:
ARTICLE 1. BASIC LEASE INFORMATION.
     1.1 Basic Lease Information. In addition to the terms that are defined elsewhere in this Lease, the following terms shall have the meaning set forth below:
(a)	Lease Date: February 25, 2011

(b)	Landlord: The Northwestern Mutual Life Insurance Company

Type of legal entity and state of formation: a Wisconsin corporation

(c)	Landlord’s Address for receipt of notice:
The Northwestern Mutual Life Insurance Company
c/o Northwestern Investment Management Company
500 108th Avenue N.E., Suite 2020
Bellevue, WA 98004
Attn: Regional Manager
Fax: 425-451-1179

with a copy to:

Northwestern Investment Management Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attn: Managing Director-Asset Management
Fax: 414-665-2431

(d)	Tenant: Dendreon Corporation Type of legal entity and state of formation: a Delaware corporation

(e)	Tenant’s Address for receipt of notice:
Prior to the Commencement Date:
Dendreon Corporation
3005 First Avenue
Seattle, WA 98121
Attn: General Counsel
Fax: (206) 219-7211

After the Commencement Date:
Dendreon Corporation
1301 Second Avenue, 32nd Floor
Seattle, WA 98101-3802
Attn: General Counsel
Fax: (206) 219-7211

with a copy to: Alston, Courtnage & Bassetti LLP 1000 Second Avenue, Suite 3900 Seattle, WA 98104-1045 Attn: Thomas A. Barkewitz Fax: (206) 623-1752

It is specifically understood and agreed that all service of process may be served upon the registered agent maintained by Tenant in the State of Washington pursuant to Washington law, and if no such registered agent is required or maintained, service of process may be made upon Tenant at the Premises in accordance with Washington law.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(f)	Land: The parcel of land located at the Building Address upon which the Building is situated. The land is legally described on Exhibit A.

(g)	Project: Two (2) commercial condominium units known as the Office Unit and the Garage Unit, which are part of the commercial condominium created and governed by the terms of that certain Condominium Declaration for Washington Mutual — Seattle Art Museum Project recorded in the real property records of King County, Washington under Recorder’s No. 20060329000201 (the “Declaration”). The Project is part of the building located at 1301 Second Avenue, Seattle, King County, Washington (the “Building”) which is situated on the Land.

(h)	Building: As defined above.

(i)	Building Address: 1301 Second Avenue, Seattle, Washington

(j)	Premises: Floors 32 through 39 of the Building, as further shown on Exhibit B to this Lease.

(k)	Rentable Area of the Premises: 179,656 rentable square feet, which Landlord and Tenant hereby conclusively agree shall be the Rentable Area of the Premises for all purposes of this Lease.

(l)	Term: Approximately sixty seven (67) months, beginning on the Commencement Date and ending on the Expiration Date, as the same may be extended pursuant to Article 32 of this Lease.

(m)	Commencement Date: The later of (a) May 1, 2011, or (b) Substantial Completion of the TI Work; provided, no later than August 1, 2011.

(n)	Expiration Date: December 31, 2016, as the same may be extended pursuant to Article 32 of this Lease.

(o)	Letter of Credit: See Article 30 of this Lease.

(p)	Monthly Base Rent: [***]

(q)	Additional Rent: Any amounts that this Lease requires Tenant to pay in addition to Monthly Base Rent.

(r)	Rent: Collectively, the Monthly Base Rent and Additional Rent

(s)	Tenant’s Proportionate Share: [***]

(t)	Parking Spaces: 110 unreserved parking stalls, plus 9 current parking stalls that will be restriped to make 7 reserved parking stalls (Tenant will pay the reserved parking charge for 9 stalls for the 7 reserved stalls). Landlord shall ensure that one reserved parking stall shall readily accommodate a large Dodge pickup truck or van.

(u)	Parking Charge: current market rates (reserved stall charged at [***] of the current market rates for unreserved stalls), subject to the Rules and Regulations. The parking charge for the first three (3) months after the Commencement Date is [***] per unreserved parking stall per month, which includes all taxes and fees. The current parking charge for 2011 is [***] per unreserved parking stall per month, which includes all taxes and fees.

(v)	Landlord’s Broker: CB Richard Ellis

(w)	Tenant’s Broker: Jones Lang LaSalle

(x)	Use: The permitted use of the Premises is general office purposes.
If any other provision of this Lease conflicts with that which is set forth in this Article 1.1, such other provision will prevail.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     1.2 Exhibits. The following exhibits are attached to this Lease and are made part hereof:
Exhibit A Legal Description of the Land
Exhibit B Layout of the Premises
Exhibit C Work Letter
Exhibit D Commencement Date Certificate
Exhibit E Rules and Regulations
Exhibit F Intentionally Omitted
Exhibit G Tenant Estoppel Certificate
Exhibit H Landlord’s Subordination and Consent Agreement
Exhibit I Green Addendum
Exhibit J Subordination, Non-Disturbance and Attornment Agreement
Exhibit K Letter of Credit
Exhibit L List of Furniture
ARTICLE 2. AGREEMENT.
     Landlord is the owner of the Project which is part of the Building. Landlord shall fully perform its obligations and enforce its rights under the Declaration for the benefit of Tenant hereunder. If any obligation of Landlord under this Lease is the obligation of the owners association formed under the Declaration (the “Association”), Landlord shall cause the Association to perform such obligation, including without limitation by voting in a manner consistent with the performance of such obligation by the Association, but in no event shall Landlord be required to vote or exercise its rights under the Declaration in a commercially unreasonable manner.
     Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, pursuant to the terms and conditions of this Lease. The duration of this Lease shall be the Term, as the same may be extended pursuant to Article 32 hereof. The Term shall commence on the Commencement Date and shall expire on the Expiration Date, except as may be otherwise set forth in this Lease.
     Landlord grants to Tenant the rights under this Lease to use, in common with Landlord and other tenants and occupants of the Building and their respective employees and invitees and all others to whom Landlord has or may hereafter grant rights to use the same, the Common Areas (as defined in Article 12 below), including the public walkways and public passageways of the Project, the Building lobby (but not for advertising or promotional purposes), entrances, stairs and elevators and, if the Premises include less than an entire floor of the Building, the common lobbies, hallways and toilets and other common facilities of such floor. No easement, license or other right to light, air or view is created by this Lease.
ARTICLE 3. DELIVERY OF PREMISES.
     3.1 Delivery of Possession. Landlord shall construct or install in the Premises all improvements to be constructed or installed by Landlord according to the Work Letter attached to this Lease as Exhibit C (such improvements described herein and in the Work Letter as the “Landlord’s Work”). Tenant shall construct or install in the Premises all improvements to be constructed or installed by Tenant according to the Work Letter attached to this Lease as Exhibit C (such improvements described herein and in the Work Letter as the “TI Work”). If Landlord’s delay in substantial completion of the Landlord’s Work is caused in whole or part by a Tenant Delay (as defined in the Work Letter), this Lease and Tenant’s obligations hereunder, including, but not limited to, Tenant’s obligation to pay Monthly Base Rent, shall be deemed to have become effective as of the date the Commencement Date would have occurred but for the Tenant Delay. The Landlord’s Work shall be deemed substantially complete when the Landlord’s Work is completed except for Punch List items, as such term is defined in the Work Letter. It is acknowledged that the Commencement Date specified in Article 1.1(m) is an estimated date. The Commencement Date shall be adjusted to be the first to occur of the following: (i) August 1, 2011; or (ii) the date on which Tenant takes possession or commences beneficial occupancy of any portion of the Premises for purposes other than the construction and installation of the TI Work and fixtures, furniture, equipment and telephone systems. Tenant shall execute the Commencement Date Certificate attached to this Lease as Exhibit D within fifteen (15) days of Landlord’s request.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any TI Work to the Premises except as expressly provided in this Lease and the Work Letter.
     3.2 Early Entry. Tenant shall have the right to enter the Premises upon mutual execution of this Lease and prior to the completion of the Landlord’s Work for the purpose of constructing and installing the TI Work and installing fixtures, furniture, equipment and telephone systems and for any other purpose permitted by Landlord. Such entry prior to the Commencement Date shall be at Tenant’s sole risk and subject to all the terms and provisions of this Lease, including the terms and provisions of Article 6.2 and Article 15, below, as though the Commencement Date had occurred, except for the payment of Rent. All rights of Tenant under this Article 3.2 shall be subject to the requirements of all applicable building codes, zoning requirements, and federal, state, and local, rules and regulations (“Laws”). Landlord has the right to impose additional conditions on Tenant’s early entry that Landlord, in its reasonable discretion, deems appropriate, including without limitation, an indemnification of Landlord and proof of insurance, and Landlord shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant’s early entry.
ARTICLE 4. MONTHLY BASE RENT.
     4.1 Monthly Base Rent. Throughout the Term, as the same may be extended pursuant to Article 32 hereof, Tenant shall pay Monthly Base Rent to Landlord in the amount and for the time periods described as follows:

Period	Annual Base Rent	Monthly Base Rent
Months 1 to 2	[***]	[***]
Months 3 to 12	[***]	[***]
Months 13 to 24	[***]	[***]
Months 25 to 36	[***]	[***]
Months 37 to 48	[***]	[***]
Months 48 to 60	[***]	[***]
Months 61 to December 31, 2016	[***]	[***]
Monthly Base Rent shall be paid in advance on or before the first day of each calendar month of the Term, and shall be accompanied by any applicable rent, sales, use or other tax which is based on the amount and/or payment of Rent payable pursuant to this Lease. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Base Rent for such calendar month will be appropriately prorated based on the actual number of calendar days in such calendar month. If the Term commences on a day other than the first day of a calendar month, then the prorated Monthly Base Rent for such month will be paid on or before the first day of the Term. Monthly Base Rent shall be paid to Landlord, without written notice or demand and without deduction or offset, as an independent covenant of Tenant, in lawful money of the United States of America at Landlord’s address set forth in Article 1.1 herein or to such other address as Landlord may from time to time designate in writing.
     All Rent shall be payable by Tenant to Landlord at the office of Landlord or at such other place as Landlord may designate from time to time, in lawful money of the United States of America, without offset, abatement, counterclaim or deduction, except as specifically set forth herein. All Rent shall be paid by either good and sufficient check or a wire transfer of immediately available funds to Landlord’s account, which account information will be given to Tenant prior to any requirement for a wire transfer. At Landlord’s further option, all Rent shall be paid directly to Landlord by electronic transfer of funds using the Automated Clearing House System.
     If Tenant fails to pay any Rent within three (3) days of when due, the unpaid amounts will be subject to a late payment charge equal to the greater of (i) [***] or (ii) [***]. This late payment charge is intended to compensate Landlord for its additional administrative costs resulting from Tenant’s failure, and has been agreed upon by Landlord and Tenant as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of Tenant’s failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will be paid to Landlord together with such unpaid amounts and interest pursuant to Article 31.32, below. The payment of this late payment charge will not constitute a waiver by
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Landlord of any Event of Default by Tenant under this Lease. Any payments of any kind returned for insufficient funds will be subject to an additional charge of Sixty Dollars ($60.00).
ARTICLE 5. OPERATING EXPENSES.
     5.1 Operating Expenses.
     (a) In addition to Monthly Base Rent, beginning sixty days after the Commencement Date; but no later than October 1, 2011, Tenant shall pay Tenant’s Proportionate Share of the Operating Expenses of the Project. If Operating Expenses are calculated for a partial calendar year, an appropriate proration shall be made. Notwithstanding the foregoing, subsequent to calendar year 2011, Operating Expenses controllable by Landlord (i.e., Operating Expenses other than the cost of electricity, water, waste disposal, and other utilities costs and the costs of insurance obtained with respect to the Project) shall not increase during the original Term on an annual basis by more than [***] on a compounding (i.e., the [***] cap is applied to the most recent calendar year controllable Operating Expenses) and cumulative (i.e., if controllable Operating Expenses increase less than [***] from one calendar year [for purposes of this Article 5.1(a) herein called “Calendar Year One"] to the next [for purposes of this Article 5.1(a) herein called “Calendar Year Two"], then controllable Operating Expenses for the third calendar year [for purposes of this Article 5.1(a) herein called “Calendar Year Three"] may increase by [***], plus the difference between (1) [***] and (2) [***]) basis. Landlord represents to Tenant that the Operating Expenses and Real Estate Taxes for calendar year 2011 are budgeted to be [***].
     (b) As used in this Lease, the term “Operating Expenses” means:
          (1) All costs, except for Real Estate Taxes (defined in Article 5.6, below), of management, operation, and maintenance of the Project, including, without limitation, wages, salaries and compensation of employees; costs of consulting, accounting, legal, janitorial, maintenance, guard, and other services; management fees and costs (charged by Landlord, any affiliate of Landlord, or any other entity managing the Project and determined at a rate consistent with prevailing market rates for comparable services and projects); that part of office rent or rental value of space in the Project used or furnished by Landlord to enhance, manage, operate, and maintain the Project; electricity, water, waste disposal, and other utilities costs; materials and supplies costs; costs for the purchase, installation and maintenance of artwork in the Common Areas; costs of maintenance and repairs; costs of capital replacements (as opposed to capital improvements); costs of insurance obtained with respect to the Project; subject to Article 5.1(c), below, depreciation on personal property and equipment; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and/or operating expenses; and
          (2) The cost of capital improvement(s) (including the cost of rental of equipment in lieu of a purchase), amortized on a straight-line basis over the reasonable useful life thereof, as determined by Landlord, which capital improvement is made (i) for the purpose of reducing Operating Expenses, (ii) for the purpose of complying with Laws that become applicable to the Premises or the Project, or any part thereof, after the Lease Date, or (iii) for the general benefit or convenience of all tenants of the Project.
     (c) The Operating Expenses will not include:
(1)	depreciation on the Project (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors and Common Areas);

(2)	advertising costs, finders’ fees and real estate brokers’ commissions;

(3)	ground lease or mortgage payments;

(4)	capital items other than those referred to in Article 5.1(b)(2) above;

(5)	costs of replacements to personal property and equipment for which depreciation costs are included as an Operating Expense;

(6)	the cost of repairs due to casualty or condemnation that are reimbursed by third parties;

(7)	any cost due to Landlord’s breach of this Lease;

(8)	structural repairs to the Project, other than those necessitated by Tenant’s negligence or willful misconduct;

(9)	Expenses which are separately metered or calculated for the Premises or other leased area of the Project, which expenses will be billed separately to Tenant or a tenant of such other leased area, as applicable;
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(10)	Costs, fines or penalties incurred due to violation of any applicable law by (i) Landlord or (ii) another tenant of the Project if such tenant’s lease permits Landlord to recover such costs, fines or penalties from such tenant;

(11)	Expenses incurred by Landlord in connection with leases of space within the Project other than the Premises or the improvement or renovation of such spaces, including leasing commissions, attorneys’ fees arising from lease disputes and other specific costs with respect to such other leases;

(12)	Repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to construction warranties;

(13)	Interest on debt or retirement of debt;

(14)	Legal fees and disbursements relating to legal matters other than such fees and costs directly relating to Operating Expenses in connection with the Project;

(15)	Landlord’s general overhead and any other expense not directly related to the Project or the Premises; and

(16)	Stock options, bonuses and similar payments made to employees of Landlord.
     (d) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances with respect to the Operating Expenses, except as set forth above.
     5.2 Estimated Payments for Operating Expenses. During each calendar year or partial calendar year in the Term beginning sixty (60) days after the Commencement Date; but no later than October 1, 2011, in addition to Monthly Base Rent, Tenant shall pay to Landlord on the first day of each month an amount equal to [***], defined below, for such calendar year. Estimated Operating Expenses for any calendar year means Landlord’s reasonable estimate of Operating Expenses for such calendar year and will be subject to revision according to the further provisions of this Article 5.2 and Article 5.3, below. During any partial calendar year during the Term, Estimated Operating Expenses will be estimated on a full-year basis. During each December during the Term, or as soon after each December as practicable, Landlord will give Tenant written notice of the Estimated Operating Expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant shall pay to Landlord [***] for such calendar year; however, if such written notice is not given in December, Tenant shall continue to make monthly payments on the basis of the prior year’s Estimated Operating Expenses until the month after such written notice is given, at which time Tenant shall commence making monthly payments based upon the revised Estimated Operating Expenses. In the month Tenant first makes a payment based upon the revised Estimated Operating Expenses, Tenant shall pay to Landlord for each month which has elapsed since December the difference between the amount payable based upon the revised Estimated Operating Expenses and the amount payable based upon the prior year’s Estimated Operating Expenses. If at any time or times it reasonably appears to Landlord that the actual Operating Expenses for any calendar year will vary from the Estimated Operating Expenses for such calendar year, Landlord may, by written notice to Tenant, no more than once during any calendar year, revise the Estimated Operating Expenses for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon such revised Estimated Operating Expenses.
     5.3 Annual Settlement of Operating Expenses. Within one hundred twenty (120) days after the end of each calendar year during the Term or as soon after such one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of amounts payable under Article 5.1, above, for such calendar year prepared and certified by Landlord or its agents. Such certified statement shall be final and binding upon Tenant unless Tenant objects to it in writing to Landlord within one hundred twenty (120) days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess shall be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and there is no Event of Default at the end, Landlord shall refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after the delivery of such statement. Provided no Event of Default exists under this Lease, Tenant shall have one hundred eighty (180) days after receipt of the statement to have an independent certified public accountant acceptable to Landlord in all respects which is not working for Tenant on a contingency fee basis, complete an audit of Landlord’s books and records on Operating Expenses, during normal business hours upon reasonable advance written notice at Landlord’s local office. Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) days of receipt by Tenant.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Tenant shall pay all costs and expenses of such audit; provided, however, that, if the result of such audit establishes that Landlord must either credit or reimburse Tenant more than ten percent (10%) of the estimated payments made by Tenant, Landlord shall reimburse Tenant for the reasonable costs and expenses of such audit, either by credit against the next payment of Rent or refund as set forth above. In no event shall the reimbursement for the costs of such audit exceed $5,000.00.
     5.4 Final Proration of Operating Expenses. If the Term ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Operating Expenses payable by Tenant applicable to the calendar year in which this Lease ends shall be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant’s obligation to pay any increase, or Landlord’s obligation to refund any overage, shall survive the expiration or other termination of this Lease.
     5.5 Occupancy Variance. Operating Expenses which vary with occupancy and are attributable to any part of the Term in which less than ninety-five percent (95%) of the rentable area of the Office Unit is occupied by tenants shall be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if ninety-five percent (95%) of the rentable area of the Office Unit had been occupied; provided, in no event shall Landlord recover from Tenant more than 100% of Tenant’s share of Operating Expenses actually incurred by Landlord.
     5.6 Real Estate Taxes.
     (a) In addition to Monthly Base Rent, beginning sixty days after the Commencement Date; but no later than October 1, 2011, Tenant shall pay Tenant’s Proportionate Share of the Real Estate Taxes of the Project. If Real Estate Taxes are calculated for a partial calendar year, an appropriate proration shall be made.
     (b) As used in this Lease, the term “Real Estate Taxes” means all real estate taxes, personal property taxes and special assessments (and water and sewer use charges, transit, transportation or carpool charges, fire protection charges and any other taxes, fees or charges which may be levied in whole or in part, in lieu of or in addition to real property taxes and included in the tax bill for the Project, including, but not limited to, the downtown Seattle Metropolitan Improvement District assessments), which may be levied or assessed by any lawful authority against the land, buildings and other improvements from time to time comprising the Project (including, but not limited to, the Office Unit and the Garage Unit) and any reasonable costs and expenses incurred by Landlord in any effort to protest or minimize real estate taxes or special assessments, including, but not limited to, reasonable attorneys’ fees, appraiser fees and expert fees.
     5.7 Estimated Payments of Real Estate Taxes. During each calendar year or partial calendar year in the Term beginning sixty days after the Commencement Date; but no later than October 1, 2011, in addition to Monthly Base Rent, Tenant shall pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant’s Proportionate Share multiplied by the Estimated Real Estate Taxes, defined below, for such calendar year. The Estimated Real Estate Taxes for any calendar year means Landlord’s reasonable estimate of Real Estate Taxes for such calendar year and will be subject to revisions according to the further provisions of this Article 5.7 and Article 5.8, below. During any partial calendar year during the Term, estimated Real Estate Taxes will be estimated on a full year basis. During each December during the Term, or soon after each December as practicable, Landlord will give Tenant written notice of Estimated Real Estate Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant shall pay Landlord 1/12 of the product of Tenant’s Proportionate Share multiplied by the Estimated Real Estate Taxes for such calendar year; however, if such written notice is not given in December, Tenant shall continue to make monthly payments on the basis of the prior year’s Estimated Real Estate Taxes until the month after such written notice is given, at which time, Tenant shall commence making monthly payments based upon a revised Estimated Real Estate Taxes. In the month Tenant first makes a payment based upon a revised Estimated Real Estate Taxes, Tenant shall pay to Landlord for each month which has elapsed since December the difference between the amount payable based upon the revised Estimated Real Estate Taxes and the amount payable based upon the prior year’s Estimated Real Estate Taxes. If at any time or times it reasonably appears to Landlord that the actual Real Estate Taxes for any calendar year will vary from the Estimated Real Estate Taxes for such calendar year, Landlord may, by written notice to Tenant, no more than once during any calendar year, revise the Estimated Real Estate Taxes for
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

such calendar year, and subsequent payments by Tenant in such calendar year will be based upon the revised Estimated Real Estate Taxes.
     5.8 Final Proration of Real Estate Taxes. If the Term ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Real Estate Taxes payable by Tenant applicable to the calendar year in which this Lease ends shall be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant’s obligation to pay any increase, or Landlord’s obligation to refund any overage, shall survive the expiration or other termination of this Lease.
     5.9 Other Taxes.
     (a) Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than as set forth in Article 5.9(b) below), whether or not now customary or within the contemplation of Landlord and Tenant:
(1)	upon or measured by rent, including without limitation, any gross revenue tax, excise tax, or value added tax levied by the federal government or any other governmental body with respect to the receipt of rent (but specifically excluding any tax imposed on the transfer of property or interests in property); and

(2)	upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

(3)	upon a reassessment of the Project or Building by a taxing authority having jurisdiction over the same.
     (b) Tenant will not be obligated to pay any inheritance tax, gift tax, franchise tax, federal income tax (based on net income), profit tax, or capital levy imposed upon Landlord; provided, however, that Tenant shall pay any tax or excise on Rent or other amounts payable by Tenant to Landlord levied or assessed against Landlord on account of Rent.
     (c) Tenant shall pay promptly when due all taxes, charges or other governmental impositions assessed against, levied upon or otherwise imposed upon or with respect to Tenant’s fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any improvements made by Tenant to the Premises under or pursuant to the provisions of this Lease. If any of such taxes are levied or assessed against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such property of Tenant, and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increased in the assessment. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises, or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered into in connection herewith.
     5.10 Additional Rent. Amounts payable by Tenant pursuant to this Article 5 shall be payable as Additional Rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5, Landlord shall have all the rights and remedies available to it under this Lease and/or applicable law.
ARTICLE 6. INSURANCE.
     6.1 Landlord’s Insurance. At all times during the Term, Landlord shall procure and keep in full force and effect the following insurance:
(a)	All-Risk property insurance insuring the Building and all improvements therein (except for those improvements described in 6.2 (a), its equipment and common area furnishings, all in such amounts and with such deductibles as Landlord considers appropriate;

(b)	Commercial General Liability insurance with coverage for death and bodily injury, property damage or destruction (including loss of use), product and completed operations liability, contractual liability, fire legal liability, personal injury liability and advertising injury liability; and
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(c)	Such other insurance as Landlord reasonably determines from time to time.
     6.2 Tenant’s Insurance. Tenant shall, at its sole cost and expense, keep in full force and effect the following insurance:
(a)	All-Risk property insurance on Tenant’s Property for the full replacement value. Such policy shall contain an agreed amount endorsement in lieu of a coinsurance clause. “Tenant’s Property” is defined to be personal property of Tenant and tenant improvements (including initial tenant improvements) located in or on the Premises, Common Areas or Building, excluding that which may be insured by Landlord’s All-Risk property insurance as set forth in Article 6.1(a) above;

(b)	Commercial General Liability insurance insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or the business operated by Tenant pursuant to the Lease. Such insurance shall be in the amount of at least $3,000,000 per occurrence (which amount may be increased by Landlord at any time after the initial Term if such increased amount is generally being required for leases of Class A office space in the downtown Seattle market). Such policy shall name Landlord, Landlord’s wholly-owned subsidiaries, affiliates and agents and any mortgagees of Landlord as additional insureds;

(c)	Worker’s Compensation and Employer’s Liability insurance as required by state law;

(d)	Business Automobile Liability Insurance in the amount of $1,000,000 combined single limit; and

(e)	Any other form or forms of insurance or increased amounts of insurance as Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.
All such policies shall be written in a form and with an insurance company satisfactory to Landlord and any mortgagees of Landlord, and Tenant shall use commercially reasonable efforts to cause such policies to provide that Landlord, and any mortgagees of Landlord, shall receive not less than thirty (30) days prior written notice of any cancellation. Prior to or at the time that Tenant takes possession of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.
     6.3 Forms of Policies. Tenant shall use commercially reasonable efforts to cause policies maintained by Tenant under this Lease to provide that they may not be terminated nor may coverage be reduced below the minimum coverage required under this Lease except after thirty (30) days’ prior written notice to Landlord. All Commercial General Liability and All-Risk property policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.
     6.4 Waiver of Subrogation. Notwithstanding that any loss or damage may be due to or result from the negligence of either of the parties hereto, Landlord and Tenant, for themselves and their respective insurers, each waive any and all rights to recover against the other; against any subsidiary or joint venture of such other party; against any other tenant or occupant of the Project; or against the officers, directors, shareholders, partners, employees, agents, customers, invitees, or business visitors of such other party, of such other tenant or occupant of the Project, of any subsidiary or joint venture of such other party, for any loss or damage to the property of such waiving party arising from any cause.
     6.5 Adequacy of Coverage. Landlord, its agent and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6, are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense.
     6.6 Certain Insurance Risks. Tenant shall not do nor permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

insurance policies covering the Project or fixtures and property in the Project; (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.
ARTICLE 7. USE.
     The Premises shall be used only for the purposes designated in Article 1.1(x) and purposes incidental thereto and for no other purpose without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Tenant shall use the Premises in a careful, safe, and proper manner. Tenant shall not use or permit the Premises to be used or occupied for any purpose or in any manner that would (i) violate the certificate of occupancy in effect on the date hereof for the Premises or the Project or any part hereof, (ii) be prohibited by any applicable laws, (iii) interfere with or impair the Project’s systems and equipment, or (iv) be for the use or purposes of demonstrations or picketing or for any improper, immoral, unlawful, pornographic, sexually explicit, or objectionable use or purpose. Tenant shall not cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit waste or suffer or permit waste to be committed in, on, or about the Premises. Tenant shall conduct its business and control its employees, and agents in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other Tenant or occupant of the Project or Landlord in its operation of the Project.
ARTICLE 8. COMPLIANCE WITH LAWS AND THE DECLARATION.
     Except as otherwise specifically set forth in this Lease, Tenant, at its sole cost and expense, shall at all times comply with all Laws (including, without limitation, the ADA ( as hereinafter defined)), statutes, ordinances, and governmental rules and regulations, including, without limitation, the requirements of any board of fire underwriters or other similar body, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, and with the provisions of the Declaration and all other recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises, or improvements or alterations made by or for the Tenant.
     Landlord represents and warrants to Tenant that, on the date of delivery of possession of the Premises to Tenant, the Premises will be in compliance with the Declaration. Landlord further represents and warrants to Tenant that, to Landlord’s knowledge, on or before the date of delivery of possession of the Premises to Tenant Landlord has not received any uncured written notice of the Premises being in violation of any Laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, and occupancy of the Premises for the purposes allowed by this Lease including, without limitation, the certificate of occupancy for the Premises and Building, Environmental Laws (as defined in Article 9), the ADA and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any similar body having jurisdiction over the Premises and the Building. For purposes of this Article 8, Landlord’s knowledge is limited to the actual knowledge of Richard Dooley, Director — Field Asset Management, of Northwestern Investment Management Company, an affiliate of Landlord, which actual knowledge includes making inquiry of Landlord’s operator’s general manager for the Building, Dan Novack.
ARTICLE 9. HAZARDOUS SUBSTANCES.
     Tenant represents and warrants to Landlord and agrees that, at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:
(i)	promptly comply at Tenant’s sole cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the “Environmental Activity”) of hazardous substances in or about the Premises (each, an “Environmental Law”, and all of them, “Environmental Laws”).
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(ii)	indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord as a result of (a) Tenant’s failure or delay in properly complying with any Environmental Law, or (b) any adverse effect which results from the Environmental Activity, whether of Tenant or Tenant’s subtenants or any of their respective agents, employees, contractors or invitees, with or without Tenant’s consent, which has caused, either intentionally or unintentionally, such Environmental Activity. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant’s expense with counsel reasonably satisfactory to Landlord. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

(iii)	promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a “Communication”) relating to any Environmental Activity by Tenant or any of Tenant’s subtenants or any of their respective agents, employees, contractors or invitees, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

(iv)	in the event there is a release of any hazardous substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant’s subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Environmental Law, Tenant shall immediately notify Landlord and Landlord shall perform the necessary remediation and Tenant shall reimburse Landlord for all costs thereby incurred within fifteen (15) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs). In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation in accordance with a detailed plan of remediation which shall have been approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

(v)	notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity, at any time deemed reasonable by Landlord, without prior notice to Tenant.
The term “hazardous substances” as used in the Lease, is defined as follows: any element, compound, mixture, solution, particle or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.
Compliance by Tenant with any provision of this Article 9 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord’s consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof.
ARTICLE 10. ASSIGNMENT AND SUBLETTING.
     10.1 General. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants that it shall not assign, mortgage, or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

used or occupied by others, without the prior written consent of Landlord in each instance, provided that there is no existing Event of Default under this Lease, nor has Landlord given notice to Tenant of any nonperformance by Tenant under this Lease which, with notice or the passage of time, would constitute an Event of Default under this Lease. Landlord’s prior written consent shall not be unreasonably withheld, conditioned or delayed. Any assignment or sublease in violation of this Article 10 will be voidable, at Landlord’s election. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after any Event of Default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy, or collection shall be deemed (a) a waiver of the provisions of this Article 10; (b) the acceptance of the assignee, subtenant, or occupant as Tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease including, without limitation, the covenant to pay Rent. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord’s prior written consent in writing to any further assignment or sublease. No assignment or subletting under this Article 10 shall relieve Tenant from its obligations hereunder, and Tenant shall continue to be liable as a principal, and not as a guarantor or surety, to the same extent as though no assignment or sublease has been made. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord’s prior written consent in each instance. As a condition to its consent required by this Article 10, Landlord may require Tenant, assignee or subtenant, at the sole cost and expense of such Tenant, assignee or subtenant, to make such alterations to the Premises and the Project that may be necessary in order to comply with the ADA as it applies to the use, occupancy, or alteration of the Premises. In the alternative, Landlord, as a condition to its consent required by this Article 10, may, in its sole discretion, choose to make such alterations on behalf of Tenant in which case Tenant, assignee or subtenant, as the case may be, shall deposit with Landlord 100% of Landlord’s reasonable estimate of the cost of such alterations prior to commencement of construction of the same.
     10.2 Intentionally Deleted.
     10.3 Submission of Information. If Tenant requests Landlord’s consent to a specific assignment or subletting, Tenant shall submit in writing to Landlord at least thirty (30) days prior to the effective date of the proposed assignment or sublease (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (e) the proposed form of assignment or sublease for Landlord’s reasonable approval, which approval may include requiring Tenant and the assignee or subtenant, as the case may be, including additional terms and conditions in said form of assignment or sublease, and (f) any other information which Landlord may reasonably deem relevant.
     10.4 Payments to Landlord. If Landlord consents to a proposed assignment or sublease, then Landlord shall have the right to require Tenant to pay to Landlord the total amount of (a) any rent or other consideration paid to Tenant by any proposed transferee that (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alterations costs, commissions and legal fees) is in excess of the Rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this Lease; (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment; and (c) Landlord’s reasonable attorneys’ fees and costs incurred in connection with negotiation, review, and processing of the transfer. All such sums payable will be payable to Landlord at the time the next payment of Monthly Base Rent is due.
     10.5 Prohibited Transfers. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease, or a majority of the total interest in any partnership or limited liability company tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord’s consent in each instance. For purposes of this Article 10, the transfer of outstanding capital stock of any corporate tenant will not include any sale of such stock effected through NASDAQ or any other “over-the-counter market” or through any recognized stock exchange.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     10.6 Permitted Transfer. Notwithstanding anything to the contrary contained in this Article 10, Landlord’s consent shall not be required for an assignment or other transfer of Tenant’s interest under this Lease or a sublease of the entire Premises to an affiliate of Tenant provided that (i) Tenant shall notify Landlord in writing of the proposed transaction and the identity of the proposed assignee or sublessee, (ii) at the time of such proposed assignment, transfer or sublease, there shall be no Event of Default under this Lease, (iii) any proposed assignee or transferee shall agree in a writing reasonably acceptable to Landlord that it will assume and be bound by the terms of this Lease, (iv) there shall be no change in use of the Premises, (v) any proposed assignee or transferee shall have a net worth reasonably adequate to perform the obligations of the Tenant under this Lease, and (vi) Tenant agrees to make such alterations to the Premises and the Project that may be necessary in order to comply with the ADA as it applies to the use, occupancy, or alteration of the Premises by the assignee or subtenant. As used herein, an “affiliate” shall mean an entity which directly or indirectly controls or is controlled by or is under common control with Tenant. “Controls”, “controlled by” or “under common control” means with regard to a corporation ownership of at least fifty percent (50%) of the issued and outstanding stock or with regard to a corporation and any other entity, ownership or at least fifty percent (50%) of the equity, interest, voting or other decision-making power.
     10.7 Condition. It is an express condition of any permitted assignment or sublease that there shall be no Event of Default under this Lease at the time Tenant provides Landlord its request for written consent to such assignment or sublease.
     10.8 Remedies. If Tenant believes that Landlord has unreasonably withheld its consent pursuant to this Article 10, Tenant’s sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or an order of specific performance or mandatory injunction of Landlord’s agreement to give its consent; however, Tenant may recover damages if a court of competent jurisdiction determines that Landlord has acted arbitrarily and capriciously in evaluating the proposed assignee’s or subtenant’s creditworthiness, identity, and business character and the proposed use and lawfulness of the use.
     10.9 Effect on Options. Except in the event of a transfer permitted under Article 10.6, any renewal, expansion, right of opportunity or similar option(s) granted to Tenant in this Lease or in any amendments to this Lease, to the extent that such option(s) have not been exercised, shall terminate and be voided in the event this Lease is assigned or more than two (2) full floors of the Premises are sublet, or Tenant’s interest in the Premises are otherwise transferred, unless otherwise agreed to by Landlord.
ARTICLE 11. RULES AND REGULATIONS.
     Tenant and its employees, agents, licensees, and visitors shall at all times observe faithfully, and comply strictly with, the Rules and Regulations set forth in Exhibit E. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises, the Building, and the Project, and the comfort, quiet, and convenience of occupants of the Project. Modifications or additions to the Rules and Regulations will be effective upon thirty (30) days’ prior written notice to Tenant from Landlord. In the event of any breach of any of the Rules or Regulations or any amendments or additions thereto, Landlord shall have all remedies that this Lease provides for an Event of Default by Tenant, and shall in addition have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations. Landlord shall not be liable to Tenant for violation of such Rules and Regulations by any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern.
ARTICLE 12. COMMON AREAS.
     As used in this Lease, the term “Common Areas” means, without limitation, the parking area or parking facility, hallways, entryways, stairs, elevators, driveways, sidewalks, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and their guests, invitees, employees, licensees, or visitors. Upon advance written notice to Tenant, except with respect to matters covered by Article 12(a) below, and without any liability to Tenant in any respect, provided Landlord will take no action in such a manner as to materially impair or adversely affect Tenant’s substantial benefit and enjoyment of the Premises, Landlord will have the right to:
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(a)	Close off any of the Common Areas to whatever extent required in the reasonable opinion of Landlord to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas;

(b)	Temporarily close any of the Common Areas for maintenance, alteration, or improvement purposes; and

(c)	Change the size, use, shape, or nature of any such Common Areas, including expanding the Building or other Buildings to cover a portion of the Common Areas, converting Common Areas to a portion of the Building or other Buildings, altering the Common Areas in order to comply with the ADA, or converting any portion of the Building (excluding the Premises) or other Buildings to Common Areas.
ARTICLE 13. LANDLORD’S SERVICES.
     13.1 Landlord’s Repair and Maintenance. Subject to Article 5 above, Landlord shall maintain the Common Areas of the Project, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building and the Premises (but not equipment specially installed by Tenant to serve Tenant’s business, such as supplemental HVAC), and the structural elements of the Building in reasonably good order and condition.
     13.2 Landlord’s Other Services.
     (a) Subject to Article 5 above, Landlord shall furnish the Premises with the following services: (1) electricity for lighting and the operation of low-wattage office machines (such as desktop computers and calculators) not to exceed four (4) watts per rentable square foot during business hours (as that term is defined below), although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design; (2) heat and air conditioning reasonably required for the comfortable occupation of the Premises during business hours; (3) access and elevator service; (4) hot and cold water for public and private lavatory, drinking and office cleaning use; (5) lighting replacement during business hours (for Building standard lights, but not for any special Tenant lights, which will be replaced at Tenant’s sole cost and expense); (6) restroom supplies; (7) exterior window washing at least twice per year, weather permitting and interior window washing at least once per year; (8) cleaning service five (5) days per week in accordance with standards customary for Class A buildings in the Building’s immediate area in downtown Seattle; and (9) courtesy patrols for the Project in accordance with standards customary for Class A buildings in the Building’s immediate area in downtown Seattle. Landlord may, but will not be obligated to, provide any such services (except access and elevator service) on holidays.
     (b) Tenant will have the right to purchase for use during business hours and non-business hours the services described in Article 13.2(a)(1) and (2), above, in excess of the amounts Landlord has agreed to furnish so long as (1) Tenant gives Landlord reasonable prior written notice of its desire to do so; (2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as Additional Rent (at the time the next payment of Monthly Base Rent is due) the cost of such excess service from time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services. The current hourly charge for HVAC outside of normal business hours is $25.00, which may be adjusted to reflect increases in the cost of utilities. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that the server rooms are separately cooled for an additional charge and temperatures will be maintained within a reasonable industry standard at all times, including after business hours.
     (c) The term “business hours” means 8:00 a.m. to 6:00 p.m. on Monday through Friday, except State of Washington and federal holidays.
     13.3 Tenant’s Costs. Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the Building’s air conditioning system, Landlord shall have the right to charge for supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications and additional service shall be paid by Tenant as Additional Rent within thirty (30) days of receipt of an invoice. Should Tenant desire any additional service beyond that described in Article 13.2, above, Landlord may, at Landlord’s option upon reasonable
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

advance notice from Tenant to Landlord, (i) refuse to consent to such services or (ii) consent to such services upon such conditions as Landlord elects (including the requirements that submeters be installed at Tenant’s expense, that Tenant pay directly to the provider of such service (in the case of submetered services) or to Landlord, as Additional Rent within thirty (30) days of receipt of an invoice, Landlord’s additional expenses resulting therefrom, and that Tenant pay the cost of all alterations or additions made to accommodate such excess use, including the cost of a submeter and installation of the same).
     13.4 Limitation on Liability. Landlord shall not be in default under this Lease or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services which Landlord has agreed to supply during any period provided that Landlord uses commercially reasonable efforts to supply such services. Landlord will use commercially reasonable efforts to remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order, or regulation of any governmental agency, conditions of supply and demand that make any product unavailable, Landlord’s compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant, mandatory or prohibitive injunction issued in connection with the enforcement of the ADA, or any other event or condition beyond the control of Landlord. Landlord shall not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord’s sole opinion, Landlord shall have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other Common Areas. Landlord shall not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 13, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant’s obligations under this Lease. Notwithstanding the foregoing, if as a result of such interruption in service or utilities Tenant is unable to reasonably use all or any material portion of the Premises for the permitted use for three (3) consecutive business days or more, and such service or utility is within Landlord’s reasonable control to restore, Tenant shall be entitled to an equitable abatement of Rent until such service or utility is restored.
ARTICLE 14. TENANT’S CARE OF THE PREMISES.
     Except for such items that Landlord is required to maintain under this Lease, Tenant shall maintain the Premises (including, but not limited to, Tenant’s equipment, personal property and trade fixtures located in the Premises) in the same condition as at the time they were delivered to Tenant (reasonable wear and tear excluded). Tenant shall immediately advise Landlord of any damage to the Premises, Building or the Project of which Tenant has knowledge. All damage to the Premises, Building or the Project, or the fixtures, appurtenances, and equipment located therein caused by Tenant, its agents, employees, or invitees shall, at Landlord’s option, either (i) be repaired, restored, or replaced by Landlord at the expense of Tenant, which expense (plus ten percent (10%) of such expense for Landlord’s overhead) shall be collectible by Landlord as Additional Rent and shall be payable by Tenant not more than ten (10) days after delivery to Tenant of a statement for the same; or (ii) be required to be repaired by Tenant, at Tenant’s sole cost and expense, to at least the condition the same were in prior to such damage.
     Tenant shall (A) adopt and enforce good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”), and (B) regularly monitor the Premises for the presence of mold and conditions that reasonably can be expected to give rise to or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

quality at the Premises (the “Mold Conditions”); and (C) immediately notify Landlord in writing if it observes, suspects, has reason to believe or knows of mold or Mold Conditions in, at or about the Premises or a surrounding area. In the event of suspected mold or Mold Conditions in, at or about the Premises and surrounding areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present in, at or about the Premises.
ARTICLE 15. ALTERATIONS.
     15.1 General.
     (a) Except as otherwise specifically set forth in this Lease or in the Work Letter, Tenant shall not make or allow to be made any alterations, additions, or improvements to or of the Premises costing in excess of [***], or to the Building or the Project or any part thereof other than the Premises, or attach any fixtures or equipment thereto after the Lease Date, without first obtaining Landlord’s prior written consent which consent as to alterations, additions, or improvements to or of the Premises costing in excess of [***] will not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord may withhold its consent, in its sole and absolute discretion, to any alteration, addition or improvement to the structural portions of the Premises or the HVAC, plumbing or electrical systems of the Building. All such alterations, additions, and improvements consented to by Landlord, and capital improvements that are required to be made to the Project as a result of the nature of Tenant’s use of the Premises:
(1)	Shall be performed by contractors approved by Landlord and subject to conditions specified by Landlord (Landlord acknowledges that it has approved Turner Construction as a contractor for work in the Building); and

(2)	At Tenant’s option, will be made by Landlord for Tenant’s account, and Tenant will reimburse Landlord for their cost (including [***] for Landlord’s overhead) within ten (10) days after receipt of a statement of such cost.
     (b) Subject to Tenant’s rights in Article 17, below, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, shall immediately become Landlord’s property, and at the end of the Term shall remain on the Premises without compensation to Tenant, unless when consenting to such alterations, additions, fixtures, or improvements, including, but not limited to, the TI Work, Landlord has advised Tenant in writing that such alterations, additions, fixtures, or improvements must be removed at the expiration or other termination of this Lease.
     15.2 Free-Standing Partitions. Tenant shall have the right to install free-standing work station partitions, without Landlord’s prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord shall not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays shall be part of Tenant’s trade fixtures for all purposes under this Lease. All other partitions installed in the Premises are and shall be Landlord’s property for all purposes under this Lease; provided, however, that work station partitions which are included within the list of Remaining Furniture and Tenant elects to acquire in accordance with Section 33.39 will become Tenant’s property on the Expiration Date.
     15.3 Removal. If, at the time it consents to the alterations, Landlord has given Tenant written notice that Landlord will require Tenant to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the Premises pursuant to this Article 15 prior to the Expiration Date, Tenant shall remove such alterations, additions, fixtures, and improvements at Tenant’s sole cost and shall restore the Premises to the condition in which they were before such alterations, additions, fixtures, improvements, and additions were made, reasonable wear and tear excepted.
     15.4 ADA Compliance. Tenant, with respect to the Premises and the Common Areas, at Tenant’s sole cost and expense (but subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed), shall comply with the requirements imposed by the Americans with Disabilities Act (42 U.S.C. Article 12101 et seq.) (the “ADA”) and any regulations promulgated pursuant thereto effective from time to time during the Term (“ADA Requirements”) if:
(a)	the requirement for such alteration or addition arises as a result of:
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(1)	Any alteration or addition made by or on behalf of Tenant after the Lease Date;

(2)	Any violation by Tenant of any ADA Requirements;

(3)	A special use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant (including but not limited to use for a facility which constitutes, or if open to the public generally would constitute, a “place of public accommodation” under the ADA Requirements); or

(4)	The special needs of the employee(s) of Tenant or any assignee or subtenant of Tenant.
(b)	The ADA Requirements would otherwise make Tenant rather than Landlord primarily responsible for making such alteration or addition.
     15.5 Telecommunication Lines. No telecommunication or computer lines shall be installed within or without the Premises without Landlord’s prior written consent. Landlord disclaims any representations, warranties or understandings concerning Landlord’s Building computer systems, or the capacity, design or suitability of Landlord’s riser lines or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord’s reasonable discretion. Landlord may arrange for an independent contractor to review Tenant’s requests for approval to install any telecommunication or computer lines, monitor or supervise Tenant’s installation, connection and disconnection of any such lines, and provide other such services, or Landlord may provide the same. In each case, all such work shall be performed in accordance with this Article 15. At the expiration or earlier termination of this Lease, Tenant, at its sole cost, shall remove all wires, cable or other computer or telecommunication lines or systems installed by or for Tenant, and Tenant shall restore the Premises and Project to the condition existing prior to Tenant’s installation.
ARTICLE 16. MECHANICS’ LIENS.
     Tenant shall pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant shall indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear, and harmless of and from all mechanics’ liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant, other than work performed by Landlord pursuant to this Lease. If any such lien, at any time, is filed against the Premises or any part of the Project, Tenant shall cause such lien to be discharged of record within thirty (30) days after the filing of such lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant fails to pay any charge, cost or expense for which a mechanics’ lien has been filed, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys’ fees incurred in connection with such lien, shall be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord’s interest in the Project to liability under any mechanics’ or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it shall immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Premises, by or for Tenant, Tenant shall give Landlord (i) written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work and (ii) two (2) copies of Tenant’s plans and specifications for such work. Landlord will have the right to post notices of nonresponsibility or similar written notices on the Premises in order to protect the Premises against any such liens.
ARTICLE 17. END OF TERM.
     On the Expiration Date or earlier termination of this Lease, Tenant shall promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear and damage from casualty or condemnation excepted. Tenant shall remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building. Tenant shall not remove any trade
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

fixtures or equipment without Landlord’s prior written consent if such fixtures or equipment are used in the operation of the Building, or if the removal of such fixtures or equipment may result in impairing the structural strength of the Building. Whether or not there is an Event of Default, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with Article 15, above. Tenant shall fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Premises after the end of the Term shall be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without written notice to Tenant or any other person and without obligation to account for them. Tenant shall pay Landlord for all expenses incurred in connection with the removal or storage of such property, including but not limited to the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant’s obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.
ARTICLE 18. EMINENT DOMAIN.
     If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease shall terminate on a date (the “Termination Date”) which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than fifty percent (50%) of the Premises are so taken, Tenant will have the right to cancel this Lease by written notice to Landlord given within twenty (20) days after the Termination Date, which termination shall be effective when such notice is given by Tenant. If less than fifty percent (50%) of the Premises are so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Monthly Base Rent shall be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking, and Tenant’s Proportionate Share shall be appropriately recalculated. If twenty-five percent (25%) or more of the Building or the Project is so taken, Landlord may cancel this Lease by written notice to Tenant given within thirty (30) days after the Termination Date, which termination shall be effective when such notice is given by Landlord. In the event of any such taking, the entire award shall be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant shall have the right to assert a claim against the condemning authority in a separate action, so long as Landlord’s award is not otherwise reduced, for Tenant’s moving expenses and leasehold improvements owned by Tenant.
ARTICLE 19. DAMAGE AND DESTRUCTION.
     (a) If the Premises or the Building are damaged by fire or other insured casualty, Landlord shall give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 19. Such notice will be given before the sixtieth (60th) day (the “Notice Date”) after Landlord first learns of the fire or other insured casualty.
     (b) If the Premises or the Building are damaged by fire or other insured casualty to an extent which may be repaired within one (1) year after the Notice Date, as reasonably determined by Landlord, Landlord shall promptly begin to repair the damage after the Notice Date, to the extent set forth in subsection (f) of this Article 19, and Landlord will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Monthly Base Rent shall be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the “Repair Period”) based on the proportion of the rentable area of the Premises Tenant is unable to use during the Repair Period.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (c) If the Premises or the Building are damaged by fire or other insured casualty to an extent that they may not be repaired within one (1) year after the Notice Date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the Notice Date or (2) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within thirty (30) days after Landlord’s delivery of a written notice that the repairs cannot be made within such one (1) year period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord shall diligently proceed to repair the Building and Premises, to the extent set forth in subsection (f) of this Article 19, and Monthly Base Rent shall be abated on a pro rata basis during the Repair Period based on the proportion of the rentable area of the Premises Tenant is unable to use during the Repair Period.
     (d) Notwithstanding the provisions of Articles 19(a), (b), and (c), above, if the Premises or the Building are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building, Landlord shall have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the Notice Date.
     (e) If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agents, contractors, employees, or invitees, there will be no abatement of Monthly Base Rent as otherwise provided for in this Article 19.
     (f) Notwithstanding anything contained herein to the contrary, Landlord’s obligations for repair of damage to the Premises shall exclude the Tenant’s Property (as such term is defined in Article 6.2(a) of this Lease). Tenant shall be solely responsible for the repair, replacement and restoration of Tenant’s Property and shall promptly commence such repair and diligently pursue the same to completion unless this Lease is terminated as provided in this Article 19.
     (g) Notwithstanding anything to the contrary contained in this Article 19, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Building, Common Areas and/or the Premises when the damage occurs during the last twenty four (24) months of the Term of this Lease or any extension thereof which has been exercised. If Landlord elects to not repair any damage during the last twenty four (24) months of the Lease Term, Landlord shall so notify Tenant in writing within sixty (60) days after the date of such damage, and, thereupon, Tenant may terminate this Lease upon not less than thirty (30) days’ prior written notice to Landlord.
     (h) Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.
     (i) Notwithstanding anything in this Article 19 to the contrary, if the repairs required to the Premises or the Building are not made within one (1) year after the Notice Date, Tenant may terminate this Lease as of the date of such damage by written notice given to Landlord at any time after the one (1) year period.
ARTICLE 20. SUBORDINATION.
     This Lease and Tenant’s rights under this Lease are subject and subordinate to the Declaration, and any mortgage, indenture, deed of trust, or other lien encumbrance (each a “superior lien”), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or after the Lease Date affecting or placed, charged, or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord’s interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument); provided, however, that as a condition to such subordination in each case, a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J, or such other form as the holder of a superior lien may reasonably request, is executed and delivered by the holder of the superior lien.
ARTICLE 21. RIGHTS RESERVED BY LANDLORD.
     21.1 Access. Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at reasonable hours to:
(a)	Inspect the Premises;
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b)	Exhibit the Premises to prospective purchasers, lenders, or, during the last twelve (12) months of the Term, to prospective tenants;

(c)	Determine whether Tenant is complying with all its obligations in this Lease;

(d)	Supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

(e)	Post written notices of nonresponsibility or similar notices; or

(f)	Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Building; however, all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.
Except with respect to the gross negligence or intentional misconduct of Landlord or its agents, property managers or employees, Tenant waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any entry in accordance with this Article 21. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance). Landlord shall have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article 21 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor shall any such entry entitle Tenant to damages or an abatement of Monthly Base Rent, Additional Rent, or other charges that this Lease requires Tenant to pay. Notwithstanding anything in this Lease to the contrary, neither Landlord nor its agents, employees, and contractors will enter Tenant’s clinical file room without Tenant’s prior permission and without being accompanied by a representative of Tenant. Tenant will provide Landlord a diagram showing the location of the clinical file room within the Premises.
     21.2 General Matters. Except to the extent expressly limited herein, Landlord reserves full rights to control the Project (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the right to: (i) change the name or street address of the Project or designation of the Premises; (ii) install and maintain signs on the exterior and interior of the Building or Project, and grant any other person the right to do so; (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; (iv) grant to any person the right to conduct any business or render any service at the Building or Project, whether or not the same are similar to the use permitted Tenant by this Lease; (v) grant any person the right to use separate security personnel and systems respecting access to their premises; and (vi) in case of fire, invasion, insurrection, riot, civil disorder, emergency or other dangerous condition, or threat thereof: (a) limit or prevent access to the Building or Project or Premises; (b) shut down elevator service; (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Building or Project or the protection of the Building or Project and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).
     21.3 Changes to the Project. Except to the extent expressly limited herein, Landlord reserves full right to (i) paint and decorate, (ii) perform repairs or maintenance, or (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Project or any part thereof, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Project or any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall:
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          (a) not block or interfere with Tenant’s access to the Premises, provided, however, that Landlord may close off Tenant’s usual access to the Premises on a temporary basis so long as Landlord provides reasonable alternate access to the Premises; and
          (b) in connection with entering the Premises, comply with Article 21.1 above.
ARTICLE 22. INDEMNIFICATION, WAIVER AND RELEASE.
     22.1 Tenant’s Indemnification. Except for any injury to persons or damage to property that is proximately caused by or results proximately from the gross negligence or willful misconduct of Landlord, its employees or agents, and subject to the provisions of Article 6.4 herein, Tenant shall indemnify and hold the Indemnified Parties (defined below) harmless from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with or arising from:
     (a) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;
     (b) any activity, work, or thing done or permitted by Tenant in or about the Premises, the Building, or the Project;
     (c) any breach by Tenant or its employees, agents, contractors, or invitees of this Lease;
     (d) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant; and
     (e) any alleged violation by Tenant of the ADA and/or any other law, rule, code or regulation.
     If any action or proceeding is brought against an Indemnified Party by reason of any of the foregoing (a) though (e), Tenant, upon written notice from such Indemnified Party, shall defend the same at Tenant’s expense, with counsel reasonably satisfactory to Landlord.
     22.2 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Article 22.2 waives and releases all claims against Landlord, Landlord’s affiliates and all of Landlord’s and their wholly-owned subsidiaries, employees and agents (collectively, the “Indemnified Parties” and Individually, an “Indemnified Party”) with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease, including, but not limited to, any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Building equipment; any failure to make repairs; any defect, failure, surge in, or interruption of facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; any claim or damage resulting from Landlord’s repair, maintenance or improvements to any portion of the Building or Project; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building; provided only, that the release contained in this Article 22.2 shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly and solely from Landlord’s gross negligence or willful misconduct or from Landlord’s breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant.
     22.3 Landlord’s Indemnification. Except for any injury to persons or damage to Property that is proximately caused by or results proximately from the negligence or willful misconduct of Tenant, its employees or agents and, subject to the provisions of Article 6.4 herein, Landlord shall indemnify and hold Tenant harmless from and against any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with or arising from Landlord’s negligence, willful misconduct or breach of any of Landlord’s express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. If any action or proceeding is brought against
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Tenant by reason of any of the foregoing, Landlord, upon written notice from Tenant, shall defend the same at Landlord’s expense with counsel reasonably satisfactory to Tenant.
ARTICLE 23. QUIET ENJOYMENT.
     Landlord covenants and agrees with Tenant that, so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises and Tenant’s possession will not be disturbed by anyone claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.
ARTICLE 24. EFFECT OF SALE.
     A sale, conveyance, or assignment of the Project shall operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant shall look solely to Landlord’s successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment and Tenant shall attorn to Landlord’s successor in interest to this Lease, so long as such successor in interest assumes Landlord’s obligations under the Lease from and after such effective date.
ARTICLE 25. DEFAULT.
     25.1 Events of Default by Tenant. The following events are referred to, collectively, as “Events of Default” or, individually, as an “Event of Default”:
     (a) The vacation or abandonment of the Premises by Tenant (failure of Tenant to occupy the Premises for a period of ten (10) consecutive days while in monetary default under this Lease shall conclusively be deemed a vacation and abandonment of the Premises);
     (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) business days after the same is due, provided that with respect to the first late payment in any twelve (12) month period, it shall not be an Event of Default unless such payment is not received within three (3) calendar days after written notice thereof by Landlord to Tenant; provided further that in the event Tenant fails thereafter in the same twelve (12) month period to pay any Rent, then any late charge or Default Interest which were waived because of Tenant’s timely cure of its first Event of Default in such twelve (12) month period shall be re-instated;
     (c) A general assignment by Tenant for the benefit of creditors;
     (d) The filing of a voluntary petition in bankruptcy by Tenant, the filing by Tenant of a voluntary petition for an arrangement, the filing by or against Tenant of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant, said involuntary petition remaining undischarged for a period of sixty (60) days;
     (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof,
     (f) Death or disability of Tenant, if Tenant is a natural person, or the failure by Tenant to maintain its legal existence, if Tenant is a corporation, partnership, limited liability company, trust or other legal entity;
     (g) Failure of Tenant to execute and deliver to Landlord any reasonable estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by the Lease, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required the Lease;
     (h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Article 10 of this Lease, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (i) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as Events of Default in subparagraphs (b), (d) or (e) herein or any other subparagraphs of this Article 25.01, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within ninety (90) days after the giving of the aforesaid written notice;
     (j) Chronic Default by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic Default” means failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months;
     (k) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease;
     (l) Any failure by Tenant to discharge any lien or encumbrance placed on the Building or any part thereof in violation of this Lease within thirty (30) business days after the date such lien or encumbrance is filed or recorded against the Building or any part thereof; or
     (m) Any failure by Tenant to immediately remove, abate or remedy any hazardous substances located in, on or about the Demised Premises or the Building in connection with any failure by Tenant to comply with Tenant’s obligations under Article 9.
     25.2 Landlord’s Remedies. If any one or more Events of Default set forth in Article 25.1, above, occurs then Landlord has the right, at its election:
     (a) To give Tenant written notice of Landlord’s intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant’s right to possession of the Premises shall cease and this Lease shall be terminated;
     (b) Without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Base Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or
     (c) Without further demand or notice to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including, without limitation, reasonable attorneys’ fees and interest on the amount so advanced at the rate set forth in Article 31.32, below, provided that Landlord will have no obligation to cure any such Event of Default of Tenant.
Should Landlord elect to reenter as provided in Article 25.2(b), above, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the Rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any Rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Article 25 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.
     25.3 Damages; No Termination. In the event that Landlord does not elect to terminate this Lease as permitted in Article 25.2(a), above, but on the contrary elects to take possession as provided in Article 25.2(b), above, Tenant shall pay to Landlord Monthly Base Rent, Additional Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the Term, or the Premises covered by such new lease includes other premises not part of the Premises, a fair apportionment of the Rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Article 25.3 will be made in determining the net proceeds from such reletting, and any Rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Base Rent and Additional Rent would have been payable under this Lease if possession had not been retaken, and Landlord shall be entitled to receive such rent and other sums from Tenant on each such day.
     25.4 Damages upon Termination.
     (a) If this Lease is terminated on account of the occurrence of an Event of Default, Tenant shall remain liable to Landlord for damages in an amount equal to Monthly Base Rent, Additional Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s expenses in connection with such reletting, including, without limitation, the expenses enumerated in Article 25.3, above. Landlord shall be entitled to collect such damages from Tenant monthly on the day on which Monthly Base Rent, Additional Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord shall be entitled to receive such Monthly Base Rent, Additional Rent and other amounts from Tenant on each such day.
     (b) Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled, upon written notice to Tenant at any time after such termination, to declare the present cash value (as of the date of such default) of the entire balance of rent for the remainder of the Term to be due and payable, and to collect such balance in addition to any additional amounts due prior to such termination in any manner not inconsistent with applicable law. For the purpose of this Article 25.4, the “present cash value” shall be computed by adding interest at the per annum interest rate described in Article 31.32, below, herein from the date on which this Lease is terminated to the date Landlord obtains a court judgment against Tenant for the amount due and discounting the entire balance due to Landlord at the Discount Rate charged by the Federal Reserve Banks as published in the “Money Rates” section of the Wall Street Journal on the day the Lease is terminated or if not published on such date, the publication date immediately prior to the termination date, plus two percent (2%).
     25.5 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Articles 25.3 and 25.4, above, may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this Lease from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     25.6 Waiver of Redemption/Mitigation. Tenant waives any right of redemption arising as a result of Landlord’s exercise of its remedies under this Article 25. Landlord shall take reasonable measures to mitigate the damages recoverable against Tenant. Tenant shall bear the burden of proving Landlord failed to take such reasonable measures to mitigate damages in any lawsuit filed by Landlord to recover damages under or pursuant to this Lease.
ARTICLE 26. LANDLORD’S LIEN.
     Landlord will have such lien rights as are provided under Washington law.
ARTICLE 27. PARKING.
     At all times during the Term, and conditioned upon this Lease being in full force and effect and there being no Event of Default hereunder, Tenant shall be permitted to use the Parking Spaces designated in Article 1.1 of this Lease, subject to the Rules and Regulations set forth in Exhibit E, and any reasonable amendments or additions to such Rules and Regulations. The Parking Spaces will be used by Tenant and/or Tenant’s employees, guests and/or visitors on an unassigned, nonreserved, and nondesignated basis or such other basis as Landlord directs from time to time. Each time during the Term that Tenant does not pay for one or more Parking Spaces for three (3) consecutive months, then the number of Parking Spaces which Tenant shall be permitted to use for the remainder of the Term shall be reduced to the number of Parking Spaces for which Tenant has paid during said three (3) consecutive months. The monthly rental shall be current market rental rates (for reserved Parking Spaces the rate shall be [***] of the current market rental rate for unreserved Parking Stalls) per Parking Space per month, payable in advance by Tenant to Landlord together with the Monthly Base Rent and subject to adjustment from time to time by Landlord so as to make such rental substantially equivalent to then current market rental rates for similar parking spaces at the Project.
     If, for any reason, Landlord fails to provide, or Tenant is not permitted to utilize, the Parking Spaces or any portion thereof, such fact shall not be deemed to be a default by Landlord but rental for any Parking Space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such Parking Space. Such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure.
ARTICLE 28. CERTAIN TENANT’S REMEDIES .
     Notwithstanding anything in this Lease to the contrary, if Landlord fails for no legitimate reason to make any payment out of the Cash Allowance (as defined in the Work Letter attached to this Lease as Exhibit C) in a timely manner, and such failure continues for thirty (30) days after Landlord’s receipt of written notice of such failure without Landlord providing Tenant with a written explanation of why Landlord has not made a payment out of the Cash Allowance, Tenant may (but will not be required to) make such payments to contractors as are necessary. Pursuant to Exhibit C, Landlord requires the contractor and major subcontractors to submit unconditional lien releases on Landlord’s form. If Tenant makes such payments, all amounts paid by Tenant in doing so (together with interest at 7.0% per annum from the date of Tenant’s payment of the amount until the date of full repayment by Landlord) will be payable by Landlord to Tenant on demand. If Landlord fails to make the repayment, in addition to any other rights it may have, Tenant will have the right to offset the amount of the repayment against Rent and other charges under this Lease; however, Tenant will have no lien or claim against the Premises or the Building.
ARTICLE 29. SIGNS.
     (a) Landlord shall install and maintain identification for Tenant on the building directory located in the main lobby of the Office Unit and shall make such changes thereto as Tenant reasonably requests from time to time, at Landlord’s sole cost and expense. Tenant shall be provided not less than Tenant’s Share of the total listings on such main lobby building directory.
     (b) No signs will be placed in the Premises without the prior written consent of Landlord as to size, design, color, location, content, illumination, composition, material, and mobility. All signs will be maintained by Tenant in good condition during the Term and any duly exercised Renewal Term. Tenant shall remove all signs at the end of the Term or duly exercised Renewal Term and shall repair and restore any damage caused by their installation or removal.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ARTICLE 30. LETTER OF CREDIT.
     Concurrently with the execution of this Lease, Tenant must provide Landlord a letter of credit in accordance with the terms and conditions set forth on Exhibit K.
ARTICLE 31 RIGHT OF FIRST REFUSAL .
     31.1 Notice to Tenant . At any time during the Term of this Lease, including the Renewal Term, if Landlord receives a bona fide offer from a third party to lease all or any portion of Floor 40 or Floor 41 (the “ROFR Space”) and Landlord wishes to accept such offer, and provided (i) no Event of Default, as defined in Article 25.1 of this Lease, then exists, (ii) no Chronic Default, as defined in Article 25.1 of this Lease, has occurred, (iii) no other tenant in the Building has a right to lease the ROFR Space, whose right existed as of January 18, 2011, and (iv) the bona fide offer Landlord wishes to accept is not an offer from the Frank Russell Company to lease the ROFR Space as “Expansion Space” (as defined in the Lease between Landlord and Frank Russell Company dated August 12, 2009, as thereafter amended [as so amended, the “Russell Lease"]) under the Russell Lease, Tenant shall have a right of first refusal in accordance with the terms of this Article 31 to lease the ROFR Space and Landlord shall deliver to Tenant a written ROFR Notice (as defined below).
The “ROFR Notice” shall be a written notice from Landlord to Tenant in which Landlord sets forth the date upon which the ROFR Space shall be available to be leased to Tenant and provides a copy of a signed letter of intent or term sheet or other document containing the terms of the offer Landlord wishes to accept.
     31.2 ROFR Election . Tenant shall have ten (10) Business Days following Tenant’s receipt of the ROFR Notice to deliver to Landlord a written notice (the “ROFR Election”) of Tenant’s desire to lease from Landlord the ROFR Space by stating that Tenant is thereby exercising the ROFR. If Tenant exercises the ROFR, then Landlord shall lease the ROFR Space to Tenant for the remainder of the Term and the Renewal Term, if exercised, under the terms and conditions set forth in this Lease as modified by the terms and conditions set forth in the bona fide offer Landlord wishes to accept. If Tenant does not timely and in the manner herein prescribed deliver the ROFR Election, then Tenant shall have no further rights to lease the ROFR Space and all rights of Tenant under this Article 31 shall terminate and cease to exist.
     31.3 Addition to Premises . If Tenant shall timely and in the manner herein prescribed deliver the ROFR Election, then, on the date on which Landlord delivers vacant possession of the ROFR Space to Tenant, the ROFR Space shall become, and be deemed to comprise, part of the Premises as if originally included in the demise hereunder (except for the Monthly Base Rent which shall be as set forth in the bona fide offer Landlord wishes to accept) and Tenant’s Proportionate Share shall be increased so that the numerator shall include the number of rentable square feet in the ROFR Space.
ARTICLE 32 OPTION TO RENEW THE TERM.
     (1) Provided that (i) no Event of Default, as defined in Article 25.1 of this Lease, then exists, (ii) no Chronic Default, as defined in Article 25.1 of this Lease, has occurred or is continuing, and (iii) Tenant and/or any affiliate of Tenant is in occupancy of at least seventy five percent (75%) of the Premises as of the Expiration Date, then Tenant shall have the right and option, exercisable by giving written notice thereof at least nine (9) months, but not more than twelve (12) months prior to the Expiration Date (“Renewal Notice”), to extend the Term of this Lease to May 10, 2019 (the “Renewal Term”). Upon the giving of such notice, this Lease shall automatically be extended for the Renewal Term and no further instrument of extension shall be required to be executed by either party to this Lease. In the event that Tenant fails to give such notice to Landlord as herein provided, this Lease shall automatically terminate on the Expiration Date and Tenant shall have no further right or option to extend this Lease.
     (2) The Renewal Term shall be on the same terms, covenants and conditions as applicable to the original Term of this Lease, except that (a) the Monthly Base Rent during the Renewal Term shall be determined pursuant to this Article 32 below, and (b) after the Renewal Term Tenant shall have no further options to renew or extend the Term.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (3) The Monthly Base Rent for the Renewal Term shall be [***] of the then current fair market rental rate for comparable space in the downtown Seattle area as of the first day of the Renewal Term (the “Current Market Rate”). For purposes hereof, the parties agree that the term “Current Market Rate” shall mean the prevailing fair market conditions for non-encumbered space comparable in size, location (including location within the building) and quality to the Premises.
     (4) If the parties fail to agree upon the Current Market Rate within thirty (30) days after Landlord’s receipt of Tenant’s Renewal Notice, then either party shall be entitled to give notice to the other electing to have the Current Market Rate selected by an appraiser as provided in this Article. Upon delivery and receipt of such notice, the parties will within seven days thereafter mutually appoint an appraiser who will select (in the manner set forth below) the Current Market Rate (the “Deciding Appraiser”). The Deciding Appraiser must have at least ten years of full-time commercial appraisal experience with projects comparable to the Project and be a member of the American Institute of Real Estate Appraisers or a similar appraisal association. Alternatively, the Deciding Appraiser may be a real estate broker with at least ten (10) years experience in the leasing of Class A office space in the Central Business District of Seattle. The Deciding Appraiser may not have any material financial or business interest in common with either of the parties. If Landlord and Tenant are not able to agree upon a Deciding Appraiser within such seven days, each party will within five days thereafter separately select an appraiser meeting the criteria set forth above, which two appraisers will, within seven days of their selection, mutually appoint a third appraiser meeting the criteria set forth above to be the Deciding Appraiser. If two appraisers are not able, within seven days of their selection, to mutually appoint a Deciding Appraiser, then either party may apply to the Presiding Judge of the Superior Court for King County who shall select a Deciding Appraiser who meets the criteria set forth above. Within seven (7) days of the appointment (by one of the foregoing methods) of the Deciding Appraiser, Landlord and Tenant will submit to the Deciding Appraiser and exchange with each other their respective determinations of Current Market Rate and any related information. Within twenty-one (21) days of such appointment of the Deciding Appraiser, the Deciding Appraiser will review each party’s submittal (and such other information as the Deciding Appraiser deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant as the Current Market Rate. Subject to the previous sentence, if the Deciding Appraiser timely receives one party’s submittal, but not both, the Deciding Appraiser must designate the submitted proposal as the Current Market Rate for the applicable extension of the Term. Any determination of Current Market Rate made by the Deciding Appraiser in violation of the provisions of this Article shall be beyond the scope of authority of the Deciding Appraiser and shall be null and void. If the determination of Current Market Rate is made by a Deciding Appraiser, Landlord and Tenant will each pay, directly to the Deciding Appraiser, one-half (1/2) of all fees, costs and expenses of the Deciding Appraiser. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective additional appraiser (if any) used to determine the Deciding Appraiser.
ARTICLE 33. MISCELLANEOUS.
     33.1 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered triplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.
     33.2 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including, without limitation, modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.
     33.3 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.
     33.4 Time of the Essence. Time is of the essence of each and every provision of this Lease.
     33.5 No Recordation. Tenant’s recordation of this Lease or any memorandum or short form of it will be void and an Event of Default under this Lease.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     33.6 No Waiver. The waiver by either party of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the Terms of this Lease be construed to waive or to lessen the right of either party to insist upon the performance by the other party in strict accordance with the Terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance by Landlord of a lesser sum than the Rent or other sum then due shall be deemed to be other than on account of the earliest installment of Rent nor shall it be deemed to be an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in the Lease.
     33.7 Limitation on Recourse. It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertaking or agreements contained in this Lease are made or intended as personal covenants, undertaking or agreements by Landlord. Tenant specifically agrees to look solely to Landlord’s interest in the Project (together with any rents or proceeds therefrom) for the recovery of any judgments against Landlord. It is agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) shall not be personally liable for any such judgments.
     33.8 Estoppel Certificates. At any time and from time to time but within ten (10) days after prior written request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate in the form attached hereto as Exhibit G (to the extent such information is true) certifying as to the matters set forth therein. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Building or any part of the Project. Tenant’s failure to deliver such a certificate within such time shall be conclusive evidence of the matters set forth in it.
     33.9 WAIVER OF JURY TRIAL. LANDLORD AND TENANT, BY THIS ARTICLE 33.9, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES TO THIS LEASE AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE OR ANY OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE.
     33.10 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of an Event of Default shall not work a merger, and shall, at Landlord’s option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option under this Article 33.10 shall be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.
     33.11 Holding Over. Tenant shall have no right to remain in possession of all or any part of the Premises after the expiration or earlier termination of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy shall be deemed to be a tenancy at sufferance only; (b) such tenancy shall not constitute a renewal or extension of this Lease for any further Term; and (c) such tenancy may be terminated by Landlord upon the earlier of five (5) days’ prior written notice or the earliest date permitted by law. In the event Tenant remains in possession after the expiration of the Term, Monthly Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Base Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such tenancy at sufferance shall be subject to every other term, condition, and covenant contained in this Lease. The foregoing provisions of this Article 33.11 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration or termination of
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorney’s fees and costs.
     33.12 Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and shall be deemed to have been given when (a) hand delivered, effective upon receipt, (b) sent by United States Express Mail or by private overnight courier, effective upon receipt, (c) sent by certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article 1.1, (d) deposited in the United States Mail, with postage thereon fully prepaid, effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is earlier, or (e) sent by facsimile transmission, effective upon receipt provided that a hard copy is delivered by one of the methods outlined in clauses (a) though (d) above within three (3) days thereafter. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days’ prior written notice of such change to the other party in the manner prescribed in this Article 33.12.
     33.13 Mortgagee Protection.
     (a) If, in connection with obtaining construction, interim or permanent financing for the Building, the lender (the “Lender”) shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.
     (b) Tenant shall give to any Lender, by a method provided for in Article 33.12 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Lender shall have an additional period of sixty (60) days within which to cure such default.
     33.14 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
     33.15 Written Amendment Required. No amendment, alteration, modification of, or addition to the Lease shall be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant’s rights and obligations under this Lease.
     33.16 Captions. The captions of the various articles of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles.
     33.17 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agrees, upon execution of this Lease, to deliver to Landlord a resolution or similar document to that effect.
     33.18 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except that Landlord has been represented by Landlord’s Broker and Tenant has been represented by Tenant’s Broker, each as named in Article 1.1 hereof. Landlord agrees to be responsible for payment of Landlord’s Broker’s fees per a separate agreement between Landlord and Landlord’s Broker. Landlord shall pay a commission to Tenant’s Broker equal to One and 00/100 Dollar ($1.00) per rentable square foot of the Premises per year of the initial Term (prorated for any partial year), payable one-half (1/2) within two (2) business days after mutual execution of this Lease and one-half (1/2) upon the Commencement Date of this Lease. Landlord and Tenant shall mutually indemnify and hold each other harmless from and against any claim for
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

brokerage or finder’s fees or other like payment based in any way upon agreements, arrangements or understanding made or claimed to have been made by Landlord or Tenant with any third person. Each of Landlord and Tenant, by its execution of this Lease, acknowledges that it has received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).
     33.19 Governing Law. This Lease shall be governed by and construed pursuant to the laws of the state in which the Project is located.
     33.20 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.
     33.21 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord’s demand, Landlord and Tenant shall prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord shall be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant finish allowance or otherwise. Tenant shall be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided or reimbursed by Landlord.
     33.22 Financial Reports. To the extent that Tenant’s financial statements are not publicly available, within twenty (20) days after Landlord’s request, Tenant shall furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, if such statements do not exist, then Tenant’s internally prepared financial statements. Tenant shall discuss its financial statements with Landlord. Landlord shall not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s lenders or prospective purchasers of the Project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.
     33.23 Landlord’s Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for all of Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
     33.24 Non-waiver. Any default in the payment of Monthly Base Rent or Additional Rent or other charges, or any failure of Landlord to enforce the provisions of this Lease upon any default by the Tenant shall not be construed as creating a custom of deferring payment or as modifying in any way the Terms of this Lease or as a waiver of Landlord’s right to terminate this Lease as herein provided, or otherwise, to enforce the provisions hereof for any prior or subsequent default.
     33.25 Intentionally Deleted.
     33.26 No Right to Terminate; Constructive Eviction. Except as set forth in the next sentence, Tenant hereby waives the remedies of termination and rescission and hereby agrees that Tenant’s sole remedies for Landlord’s default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. Notwithstanding the foregoing, Tenant does not waive its right to claim constructive eviction if the facts warrant it. Additionally, Tenant waives any right of self-help to perform repairs or any other obligation of Landlord and shall have no right to withhold, set-off or abate Rent except as may be expressly provided herein.
     33.27 No Liability for Crimes. Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts. The Landlord may, from time to time, employ or caused to be employed courtesy patrols or any other type of security personnel and equipment, however, such personnel and equipment are only for the protection of Landlord’s property. Landlord reserves the right, in its sole and absolute discretion, to start, alter or terminate any such courtesy patrols or other security services without
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

notice. Tenant is urged to provide security for its invitees, its own personnel, and property as it deems necessary. Tenant is urged to obtain insurance to protect against criminal acts.
     33.28 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.
     33.29 Confidentiality. Except to the extent the terms of the Lease or the entire Lease is required to be disclosed in a public filing, Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect Landlord. Tenant shall keep its partners, members, manager, officers, directors, employees, agents, real estate brokers and sales persons and attorneys from disclosing the terms of this Lease to any other person without Landlord’s prior written consent, except in connection with a public filing and except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements, tax returns or public filings, to agents or consultants of Tenant in connection with Tenant’s performance of its obligations hereunder, to an assignee of this Lease or subtenant of the Leased Premises, or to a person to whom disclosure is required in connection with any action brought to enforce this Lease; provided, however, that Tenant shall inform such persons of the confidentiality of the terms of this Lease and shall obtain their agreement to abide by the confidentiality provisions of this Article 34.29 prior to such disclosure. In connection with any public filing, Tenant shall submit a written request to the applicable authorities that this Lease be treated confidentially.
     33.30 Force Majeure. Landlord shall have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate Rent or assert a claim of partial or total actual or constructive eviction, because of Landlord’s failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord’s reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord’s reasonable control (including those enumerated above), the period for Tenant’s performance will be extended day for day for the duration of the cause of Landlord’s failure. Tenant shall have no liability to Landlord, nor will Landlord have any right to terminate this Lease, because of Tenant’s failure to perform any of its obligations in the Lease (other than the payment of Rent and any other monetary obligations) if the failure is due to reasons beyond Tenant’s reasonable control including, without limitation, the force majeure events described above. If Tenant fails to perform its obligations because of any reasons beyond Tenant’s reasonable control (other than the payment of Rent and any other monetary obligations), the period for Tenant’s performance will be extended day for day for the duration of the cause of Tenant’s failure.
     33.31 Interest. All Rent and other sums due under this Lease which are not paid when due shall accrue interest at the lesser of eighteen percent (18%) per annum or the highest rate allowed by law.
     33.32 Entire Agreement. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.
     33.33 Business Restriction Representation and Warranty. Tenant hereby represents and warrants that neither Tenant nor any assignee or subtenant of Tenant, nor any guarantor of the obligations of Tenant under this Lease: (i) is now or shall become, a person or entity with whom Tenant is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; (ii) is now or shall become, a person or entity with whom Tenant is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder; and (iii) Tenant is not knowingly engaged in, and shall not engage in, any dealings or transaction, or be otherwise associated with such persons or entities described in (i) and (ii) above. Tenant hereby represents and warrants that no person or entity owning (directly
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

or indirectly) a ten percent (10%) or greater ownership interest in Tenant: (i) is now a person or entity with whom Tenant is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; (ii) is now a person or entity with whom Tenant is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder; and (iii) Tenant is not knowingly engaged in any dealings or transaction, or be otherwise associated with such persons or entities described in (i) and (ii) above. On an annual basis Tenant shall, upon becoming aware of a person or entity owning (directly or indirectly) a ten percent (10%) or greater ownership interest in Tenant, notify Landlord of such person or entity and if such person or entity is a person or entity with whom Tenant is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; and (ii) is now a person or entity with whom Tenant is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder.
     33.34 Lender’s Request for Landlord’s Consent. If at any time during the Term, or any extension thereof, Tenant shall make and/or enter into any secured financing or other transaction in which a lender to Tenant shall request that Landlord, Tenant and such lender enter into an agreement whereby Landlord subordinates any interest it may have in personal property of Tenant which is located at the Premises (“Collateral”) to lender’s security interest therein, together with Landlord’s consent to permit such lender access to the Premises for the purpose of inspecting, removing, transferring, taking control of, selling or making any other disposition of such Collateral, then Tenant’s request to Landlord to enter into such agreement shall be in writing and shall be accompanied by a fixed fee in the sum of $2,500 to compensate Landlord for expenses to be incurred by Landlord in preparing and executing the same (whether or not Landlord and Tenant ultimately execute any such agreement). The parties hereto agree that such sum is a reasonable approximation of the cost of Landlord’s expenses relating thereto, the exact cost thereof being impractical to determine. The form of such agreement shall be as attached hereto as Exhibit H and Landlord is under no obligation whatsoever to modify such form or enter into any other agreement, including without limitation, one on a form supplied by any lender to Tenant.
     33.35 Intentionally Deleted.
     33.36 Green Provision. Landlord and Tenant agree to comply with the provisions of the Green Addendum attached hereto as Exhibit I, and the provisions of the Green Addendum are hereby incorporated as if fully set forth in this Article 33.36.
     33.37 Attorneys’ Fees and Expenses.
     (a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.
     (b) Without limiting the generality of Article 33.37(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees and expenses as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     33.38 Transportation Management Plan. The Project is subject to a Transportation Management Plan recorded on December 31, 2003 in the real property records of King County, Washington under Auditor’s No. 20031231001123 (the “TMP”). Tenant shall work with the office of the Building transportation coordinator provided by Landlord under the TMP on trip reduction activities and to provide information to Tenant’s employees regarding the TMP program elements. Tenant shall abide by the TMP, including providing any transportation subsidies to its employees required thereunder. If Tenant fails to pay any amounts it is required to pay under the TMP and Landlord is required to pay such amounts, Tenant shall reimburse Landlord for the cost of such, which reimbursement shall be made promptly following Tenant’s receipt of Landlord’s itemized statement setting forth each participating employee of Tenant and the cost to Landlord of such employee’s subsidies under the TMP.
     33.39 Furniture. Attached as Schedule 33.39 is a list of furniture presently located in the Premises. Tenant shall have the right to acquire any or all of the furniture shown on such list. No later than sixty (60) days prior to the Commencement Date, Tenant shall provide Landlord with a list of the furniture Tenant desires to acquire. Landlord shall remove from the Premises at its cost the furniture Tenant does not desire to acquire. A list of the furniture to be acquired by Tenant (the “Remaining Furniture”) shall be initialed by the parties and attached to this Lease as Exhibit L. Landlord hereby leases the Remaining Furniture to Tenant as part of the Premises. Tenant may acquire the Remaining Furniture on the Expiration Date, as said Expiration Date may be extended under Article 32, for One Dollar ($1.00).
     33.40 Storage. Storage is available in the basement level of the Building. Landlord shall work in good faith with Tenant to accommodate Tenant’s need for storage space. Subject to future adjustments by Landlord in rates for storage space within the Building, storage space leased by Tenant will initially be leased at the rate of $12.00 per rentable square foot, with no additional charges.
[Signatures of the Parties Appear on the Following Page]
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Date.

LANDLORD:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

	By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

		By:	/s/ Richard C. Dooley

		Name:	Richard C. Dooley
		Its:	Director, Field Asset Management

TENANT:	DENDREON CORPORATION, a Delaware corporation

	By:	/s/ Richard F. Hamm, Jr.

	Name:	Richard F. Hamm, Jr.

	Its:	Executive Vice President and General Counsel

[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

STATE OF	)

	)	ss.
COUNTY OF	)

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
     On this _____ day of _________________, 2011, before me personally appeared _______________________, to me known to be the ______________________ of Northwestern Investment Management Company, LLC, to me known to be the authorized representative of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

(Use This Space for Notarial Seal Stamp)

Notary Public in and for the State of	,
residing at
My commission expires:

[Type or Print Notary Name]

[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

STATE OF	)

	)	ss.
COUNTY OF	)

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
     On this _____ day of _________________, 2011, before me personally appeared _______________________, to me known to be the ______________________ of DENDREON CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.
     WITNESS my hand and official seal hereto affixed the day and year first above written.

(Use This Space for Notarial Seal Stamp)

Notary Public in and for the State of	,
residing at
My commission expires:

[Type or Print Notary Name]

[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 39.39
List of Furniture
See 6 (six) pages attached.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT A
LEGAL DESCRIPTION OF THE LAND
Parcel B of City of Seattle Lot Boundary Adjustment No. 2207977, as recorded under Recording No. 20030417900008, records of King County, Washington;
Together with the easement described in instrument titled “Cantilever Easement” recorded under King County, Washington Recording No. 20040129000141, as amended by instrument recorded under King County, Washington Recording No. 20060315001287.
Situate in the City of Seattle, County of King, State of Washington.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT B
LAYOUT OF THE PREMISES
See 8 (eight) pages attached.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT C
WORK LETTER
     1. Base Building. Landlord shall design and construct and install those items listed on attached Schedule C-1 attached hereto (the “Landlord’s Work”) without cost or expense to Tenant. The Landlord’s Work shall be based on Landlord’s plans prepared by Burgess Design (the “Architect”) with such modifications as may be required by the City of Seattle or otherwise adopted by Landlord for value-engineering or aesthetic purposes. Landlord will commence the Landlord’s Work as soon as reasonably practical after the execution of this Lease.
     2. Landlord’s Compliance. The Landlord’s Work shall comply in all respects with the following: (a) the Building Codes of the City of Seattle, King County, and the State of Washington and any other codes, ordinances, and regulations, as each may apply; and (b) the Americans with Disability Act (“ADA”). Landlord shall obtain a one (1) year warranty for the repair or replacement of any defects in materials or workmanship in the Landlord’s Work.
     3. TI Work. Any work to the Premises in addition to Landlord’s Work is referred to herein as the “TI Work,” shall be furnished and installed within the Premises substantially in accordance with plans and specifications to be prepared by Perkins & Will Architects (the “Tenant’s Architect”). All TI Work shall be approved by Landlord and Tenant in accordance with this Exhibit C. The TI Work shall be furnished and installed at Tenant’s sole expense by the TI Contractor selected by Tenant and approved by Landlord as provided for herein, except for the amount of the Cash Allowance (as defined in Paragraph 15 below). For purposes of this Lease, the cost of the TI Work shall include all costs associated with the design (except Landlord shall pay up to [***] of the Tenant’s Architect’s fees and costs for space planning [the “A&E Allowance"]) and construction of the TI Work, including, without limitation, all building permit fees, payments to design consultants for services and disbursements (including costs associated with design changes required by the Tenant’s Architect or its errors and omissions insurance carrier), all preparatory work (if any), premiums for insurance and bonds (if any), such inspection fees (including City of Seattle inspections) as Landlord or Tenant may incur, reimbursements to Landlord for permit and other fees which Landlord may actually incur that are fairly attributable to the TI Work, and the cost of installing any additional HVAC or electrical capacity or telecommunications capacity required by Tenant over and above the Landlord’s Work.
     4. Design of the TI Work. The Tenant’s Architect shall design all of the TI Work, complete the working drawings for the TI Work and obtain all required building or other permits to allow construction of the TI Work in the Premises. The Tenant’s Architect shall, on Tenant’s behalf, retain consultants satisfactory to Landlord to design these components of the TI Work. The cost of preparing all plans and specifications for the TI Work (including without limitation the space plan for the Premises and the working drawings for the TI Work), the cost of preparing any changes thereto (except as provided to the contrary in Paragraph 7 below regarding Landlord changes) and the cost of obtaining all required permits therefor shall be paid by Tenant, although Tenant may apply a portion of the Cash Allowance to the payment of such costs.
     5. Submittal of Space Plan. Landlord shall provide Tenant with a set of final plans for Floors 32 through 39 (“Base Building Plans”) within two (2) days after the mutual execution of this Lease. Not later than fifteen (15) days after mutual execution of the Lease, Tenant shall submit to Landlord three copies of the Space Plan for the TI Work. As used herein, "Space Plan” means a floor plan, drawn to scale, showing (1) demising walls, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) any communications systems, indicating telephone and computer outlet locations, and (4) any other details or features required to reasonably delineate the TI Work to be performed. Within seven (7) business days following its receipt of the Space Plan, Landlord shall review, comment on and return the Space Plan to Tenant, marked “Approved,” “Approved as Noted” or “Disapproved as Noted, Revise and Resubmit.” Such Space Plan shall be for the general information of Landlord, and to assist in the coordination of the design and construction of the TI Work, and Landlord’s failure to respond to the Space Plan shall not constitute approval by Landlord of the design or specifications shown thereon.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          (a) If the Space Plan is returned to Tenant marked “Approved,” the Space Plan shall be deemed approved by Landlord and the procedure set forth in Paragraph 6 below shall be followed.
          (b) If the Space Plan is returned to Tenant marked “Approved as Noted,” the Space Plan so submitted shall be deemed approved by Landlord; provided, however, in preparing the Working Drawings (defined below), Tenant shall cause the Tenant’s Architect to incorporate Landlord’s noted items into the Working Drawings.
          (c) If the Space Plan is returned to Tenant marked “Disapproved as Noted, Revise and Resubmit,” Tenant shall cause the Space Plan to be revised, taking into account the reasons for Landlord’s disapproval (which shall be noted in writing), and shall resubmit revised plans to Landlord for review within a reasonable period of time after return of the Space Plan to Tenant by Landlord. The same procedure shall be repeated until Landlord fully approves the Space Plan. Landlord and Tenant shall each use good faith efforts to cause the Space Plan to be revised and resubmitted in time to meet the Deadline for approval set forth in Paragraph 21 below.
          (d) In the event the Space Plan is returned to Tenant under either subsections (b) or (c) above, Landlord shall make itself available upon reasonable notice to meet with Tenant and the Tenant’s Architect to discuss any noted items and attempt to resolve the same cooperatively, prior to the Deadline for such event described in Paragraph 21 below.
     6. Submittal of Working Drawings. Within thirty (30) days following Landlord’s approval of the Space Plans, Tenant shall deliver to Landlord three (3) sets of blue-lined prints of Working Drawings for the TI Work. As used herein, “Working Drawings” means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include all items described in the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefor, (2) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture plan showing details of space occupancy, (7) keying schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems, (10) special heating, ventilating and air conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms, (12) demolition plan, (13) partition construction plan, (14) type and color of floor and wall-coverings, wall paint and any other finishes, and any other details or features required to completely delineate the TI Work to be performed. Tenant shall also deliver to Landlord a diskette containing the Working Drawings in the AutoCAD format (or other computer assisted design format approved by Landlord) (“CAD”). The Working Drawings shall be consistent with, and a logical extension of, the Space Plan. Within seven (7) business days after receipt of the draft Working Drawings from Tenant, Landlord shall return to Tenant one (1) set of the Working Drawings marked “Approved,” “Approved as Noted” or “Disapproved as Noted, Revise and Resubmit”. Failure to respond to the Working Drawings within the seven (7) business day period will constitute approval by Landlord of the design or specifications shown thereon.
          (a) If the Working Drawings are returned to Tenant marked “Approved,” the Working Drawings, as so submitted, shall be deemed approved by Landlord.
          (b) If the Working Drawings are returned to Tenant marked “Approved as Noted,” the draft of the Working Drawings shall be deemed approved by Landlord; provided, however, in preparing the final approved Working Drawings, Tenant shall cause the Tenant’s Architect to incorporate Landlord’s noted items into the Working Drawings.
          (c) If the Working Drawings are returned to Tenant marked “Disapproved as Noted, Revise and Resubmit,” Tenant shall cause such Working Drawings to be revised, taking into account the reasons for Landlord’s disapproval (which shall be noted in writing) and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Working Drawings. Landlord’s review of the Working Drawing shall be subject to Landlord’s approval or disapproval in Landlord’s reasonable discretion, consistent with a Class A office building in greater Seattle.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          (d) Tenant shall be solely responsible for: (i) the completeness of the Working Drawings; (ii) the conformity of the Working Drawings with the existing conditions in the Building and the Premises and to the Base Building Plans provided by Landlord (including any changes in the Base Building Plans provided by Landlord to Tenant); (iii) the compatibility of the Working Drawings with the Landlord’s Work as depicted on the Base Building Plans, including the mechanical, plumbing, life safety or electrical systems of the Building; and (iv) the compliance of the Working Drawings with all applicable regulations, laws, ordinances, codes and rules, including, without limitation, the Americans With Disabilities Act, with respect to the Premises.
          (e) In the event the Working Drawings are returned to Tenant under subsections (b) or (c) above, Landlord shall make itself available upon reasonable notice to meet with Tenant and the Tenant’s Architect to discuss any noted items and attempt to resolve same cooperatively, prior to the Deadline for such event described in Paragraph 21 below.
          (f) When the Working Drawings are approved by Landlord and Tenant, the parties shall each acknowledge their approval by signing or initialing each sheet of the Working Drawings and Tenant shall promptly submit the Working Drawings to the City of Seattle for permitting. Tenant shall also deliver to Landlord a diskette containing the approved Working Drawings in the CAD format.
     7. Deadlines for Approval; Certain Modifications. Tenant shall cause the Working Drawings to be prepared by the Tenant’s Architect, submitted to Landlord and, where required, revised so as to obtain the approval of the Working Drawings by Landlord on or before each date set forth in Paragraph 20 below. Landlord will use commercially reasonable efforts to review documents submitted by Tenant and the Tenant’s Architect in timeframes necessary to meet the dates set forth in paragraph 21 below. In the event Landlord changes or modifies the Base Building Plans subsequent to Landlord’s delivery of the Base Building Plans to Tenant and such modified plans require material changes to the Working Drawings (other than changes required by the City of Seattle), then Landlord shall be responsible for the actual design costs incurred in connection with modifying the Working Drawings to the extent caused by such changes to the Base Building Plans.
     8. Landlord’s Review Responsibilities. Tenant acknowledges and agrees that Landlord’s review and approval, if granted, of the of the Space Plans and the Working Drawings is solely for the benefit of Landlord and to protect the interests of Landlord in the Building and the Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of any Space Plan or Working Drawings or of the compliance of the Space Plan or Working Drawings with applicable regulations, laws, ordinances, codes and rules or of the conformance or compatibility of the Space Plan or Working Drawings with existing conditions in the Building or Premises or with the Landlord’s Work to be constructed by Landlord.
     9. Existing Conditions. Prior to commencement of construction of the TI Work, Tenant shall require and be solely responsible for insuring that the Tenant’s Architect and Tenant’s engineers and contractors verify all existing conditions in the Building, insofar as they are relevant to, or may affect, the design and construction of the TI Work. Tenant shall be solely responsible for the completeness of all plans for the TI Work and for conformity of the plans with the Base Building Plans (including any changes thereto provided by Landlord to Tenant, subject to potential reimbursement of redesign costs as provided in Paragraph 7 above) and existing conditions in the Building and the Premises. Tenant shall ensure that the Tenant’s Architect inspects the Premises to verify existing conditions and construction prior to the start of construction of the TI Work. Tenant shall notify Landlord immediately following such inspection of any discrepancy discovered by Tenant or the Tenant’s Architect between existing conditions and/or construction and the Base Building Plans; otherwise, Landlord shall be conclusively deemed to have met its obligations relating to the construction of the Premises to the extent the Premises are complete as of the date of such inspection. In the absence of such notice, Tenant shall be responsible for any modifications to the Working Drawings necessary to accommodate existing conditions and construction. Subject to the terms of Paragraph 19 below, Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the TI Work, any changes to the Working Drawings necessary (a) to obtain any permit, (b) to comply with all applicable regulations, laws, ordinances, codes and rules, (c) to achieve the compatibility, as reasonably determined by Landlord, of the Working Drawings with the Landlord’s plans for Landlord’s Work, or (d) to avoid impairing or voiding any third-party warranties.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     10. Pricing TI Work. Unimark Construction Group (the “Building Contractor”) is constructing the Landlord’s Work and may be able to offer timing and cost benefits for construction of the TI Work. However, Tenant may elect to solicit bids from other general contractors whom Landlord has approved if, in Tenant’s opinion, the Building Contractor’s bid is not acceptable. Landlord has approved Unimark, Turner, Lease Crutcher Lewis and Swinerton.
          (a) Initial Bids. Tenant shall select a contractor (the “TI Contractor”), taking into account, in Tenant’s good faith judgment, all factors associated with the bids, including without limitation, price, quality of materials to be used, estimated completion time, and Landlord’s preference if any, and shall notify Landlord of the amount of the Initial Bid and the TI Contractor selected by Tenant. The TI Contractor may or may not be the Building Contractor.
          (b) Trade Bids. In order for Landlord to ensure the proper coordination of the Landlord’s Work, the TI Contractor shall be required to use subcontractors from a list of Landlord’s approved subcontractors. Tenant or the TI Contractor shall either engage the following subcontractors or engineering firms for the following work in the Project (the contract or subcontract for such work being hereinafter referred to as a “Major Subcontract"), or if another subcontractor is engaged under a Major Subcontract, permit the following subcontractors to perform a peer review of the drawings and engineering prepared for the following areas of work: (i) Mechanical/Plumbing/Piping: McKinstry; (ii) Electrical: Coffman Engineers; (iii) Fire Protection: Patriot Fire Protection; (iv) Structural: Magnusson Klemencic Associates; and (v) Low Voltage Systems: Hargis Engineers. The cost of such peer review shall be borne by Tenant. Tenant shall cause its Architects and consultants to work cooperatively with Landlord and its architects and consultants to assure that Landlord is satisfied that any changes proposed by Tenant as part of the TI Work will not adversely affect the operation of the Building.
          (c) Tenant Approval Rights; Non-Responsibility of Landlord. After accepting a bid pursuant to Paragraph 10(b) above, Tenant shall enter into a lump sum price or guaranteed maximum price contract (the “TI Construction Contract”) with the TI Contractor which shall incorporate the terms of any bids received from subcontractors. The TI Construction Contract shall expressly provide, and shall require each subcontract to provide, that Landlord shall not bear any responsibility for the payment or performance of Tenant’s obligations under the TI Construction Contract, and that in the event of a default or other nonpayment under the TI Construction Contract giving the rise to a lien or claim of lien under RCW 60.04, such lien or claim of lien shall attach only to Tenant’s leasehold interest in the Premise, and not to Landlord’s fee interest in the Building or Land.
          (d) Bids to Include Entire Initial Premises. The Initial Bid and the bids by subcontractors shall cover the entire TI Work package for the TI Work.
          (e) Administrative Fee. Landlord shall not be entitled to receive an administrative fee for supervision of the TI Contractor.
          (f) Payment of Tenant’s Share of Costs. Within ten (10) days after execution of the TI Construction Contract, Tenant shall deposit with Landlord, for payment in accordance with Paragraph 14 below, an amount (the “Construction Payment”) equal to the difference between the (i) Cash Allowance (defined in Paragraph 15 below), and (ii) the lump sum price under the TI Construction Contract. Tenant shall not authorize construction of the TI Work to commence until Landlord has received the Construction Payment. Payments on the TI Construction Contract shall be made first from the Construction Payment and thereafter from the Cash Allowance. Landlord shall reimburse Tenant upon receipt by Landlord of (a) written evidence of Tenant’s payment of the TI Contractor, and (b) unconditional lien releases from the TI Contractor and the Major Subcontractors on Landlord’s form for all work performed through, and including, that work covered by Landlord’s reimbursement.
     11. Administration of Work.
          (a) After the TI Construction Contract is signed and the Construction Payment is received, Tenant shall administer the construction of the TI Work in accordance with the final, approved and permitted Working Drawings.
          (b) All TI Work shall be constructed by the TI Contractor selected pursuant to Paragraph 10. Connection of installed work stations to the Building’s electrical system shall be a part of the TI Work.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          (c) All TI Work shall be installed in a manner that conforms with the contractor’s and its subcontractors’ schedules for completion of the TI Work, and the work of installation shall be handled in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the Landlord’s Work. No portion of the Landlord’s Work shall be dependent upon completion of any TI Work and Landlord agrees to coordinate the Landlord’s Work with the TI Work to expedite Tenant’s occupancy. Tenant acknowledges that the TI Work may commence before the Landlord’s Work is complete. The contractors, subcontractors and materialmen performing TI Work shall be subject to prior reasonable approval by Landlord and shall be subject to the administrative supervision of Landlord or the Building Contractor and shall comply with the general conditions of the Building and rules of the site. Contractors, subcontractors and materialmen performing TI Work shall take all necessary steps to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. In the event that Tenant’s contractors or subcontractors do not promptly cause any pickets to be withdrawn and all other disruptions to the operations of the Building promptly to cease, or in the event that Landlord notifies Tenant that Landlord has in good faith concluded that picketing or other disruptive activities are an imminent threat, Tenant shall immediately cause the withdrawal from the job of all contractors, subcontractors or materialmen involved in the dispute. Any delay caused to Building Contractor attributable to the failure of Tenant to comply with this Work Letter shall constitute Tenant Delay (as further defined in Paragraph 19 below), and in addition to the obligations set forth elsewhere herein, Tenant shall be obligated to pay all cost and expense incurred by Landlord in connection therewith.
          (d) Tenant shall require that each of its contractors, subcontractors and materialmen maintain insurance coverage in accordance with Schedule C-2 attached.
          (e) Tenant, upon commencement of Tenant’s work, guarantees a lien-free completion of Tenant’s work.
          (f) If Building Contractor is not the TI Contractor Tenant shall reimburse Landlord for added third party costs in coordinating Landlord and Tenant’s work.
     12. Obligation of Tenant to Provide As Built Plans; Assignment of Warranties. Within thirty (30) days of Substantial Completion, Tenant shall cause the Tenant’s Architect to provide Landlord with (a) two complete sets of plans and specifications reflecting the actual conditions of the TI Work as constructed in the Premises, together with a copy of such plans on diskette in the CAD format; (b) one (1) complete O&M manual for the TI Work; and (c) full lien waivers from the TI Contractor and all subcontractors and material suppliers performing the TI Work.
     13. Reimbursement and Compensation. Tenant shall reimburse Landlord for all actual and reasonable costs incurred by Landlord in connection with the review of Space Plan and Working Drawings for the TI Work. Such review fees shall be limited to the actual costs for the Architect and consultants to review such Space Plan and Working Drawings and shall not include a separate charge for Landlord or its employee or staff time. Landlord may obtain any reimbursement required hereunder by deducting the amount of such reimbursement from the Cash Allowance or the Construction Payment. Upon request, Landlord agrees to provide Tenant with invoices and other documentation supporting its request for reimbursement for time spent by professionals in connection with review of the Space Plan and Working Drawings for the TI Work. Tenant shall be responsible for delays and additional costs incurred by Landlord in completing the Landlord’s Work due to inadequacies in the Working Drawings or Tenant-requested changes to the Landlord’s Work. Landlord shall be responsible for delays and additional costs incurred by Tenant in completing the TI Work due to defects or delays in Landlord’s completion of the Landlord’s Work.
     14. Tenant Payments. If for any reason the Construction Payment is not fully utilized to make all required payments, Landlord shall, upon completion of the TI Work, refund to Tenant any unused portion of the Construction Payment. Landlord shall be entitled to suspend or terminate construction of the TI Work and to declare Tenant in default in accordance with the terms of the Lease if payment by Tenant of any amounts required to be paid by Tenant under this Exhibit C are not paid when due and such failure continues for a period of five (5) days after Tenant received written notice of the alleged default. Tenant shall provide to Landlord copies of each draw request submitted by the TI Contractor, together with any back-up information provided therewith. Tenant shall also provide to Landlord on a continuous basis copies of any progress reports submitted by the TI Contractor, showing costs incurred to date, percentage completion, retainage amounts and similar matters. Tenant in good faith shall take into account and consideration any concerns and objections to status, quality, percentage completion and similar matters raised by Landlord and communicated to Tenant in writing. The Tenant’s
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Architect shall be responsible for timely completing and delivering to Landlord and the TI Contractor all completion certificates required for payments under the TI Construction Contract and Tenant’s contract with the Tenant’s Architect shall so provide.
     15. Cash Allowances.
          (a) Landlord shall provide a total of up to [***], (the “Cash Allowance”) toward the payment for the design, permitting and construction of the TI Work in the Premises. The Cash Allowance shall be used solely for the design, permitting and construction of the TI Work, purchase and installation of furniture, fixtures and equipment, data cabling, phones, project management fees, space planning and architectural and engineering fees; provided, however, Tenant may utilize up to [***] of the Cash Allowance for move related costs or as a credit against payment of the Monthly Base Rent. Except as provided herein, the Cash Allowance must be spent on items that, at Landlord’s option, shall remain in the Premises on Lease termination. Landlord shall not charge a project management fee to Tenant in connection with the TI Work or Landlord’s Work.
          (b) The obligation of Landlord to make any one or more payments pursuant to the provisions of Paragraph 10(f) or this Paragraph 15 shall be suspended without further act of the parties during any such time as there exists a material default by Tenant under the Lease. Nothing in this Paragraph 15 shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord thereto.
     16. Modifications/Change Orders.
          (a) Changes Requested by Tenant. Any changes to the Tenant Work requested by the Tenant after final Landlord approval of the Working Drawings (“Additional Work”) shall be subject to Landlord’s prior approval and shall, upon approval by Landlord, be incorporated into the Working Drawings by the Tenant’s Architect. Any Additional Work shall be completed at Tenant’s sole cost and expense, including without limitation costs associated with: (i) revisions to the Working Drawings; (ii) construction of the Additional Work; (iii) required permits, governmental fees, and inspections; (iv) Washington State sales tax; (v) as-built record documentation; and (vi) any delays resulting from the performance of the Additional Work. Under no circumstances shall the Commencement Date change as a result of Tenant’s Additional Work.
          (b) Contractor Required Changes. With respect to any change orders required by the TI Contractor in order to proceed with construction of the TI Work, within five (5) business days after delivery to Tenant of such change order (which shall include the estimated additional costs, if any), Tenant shall either approve or disapprove the change order by written notice to Landlord. If Tenant approves the change order Tenant shall deposit any additional sums required thereunder as provided under Paragraph 14. If Tenant disapproves the change order, Tenant shall specifically identify in its notice the nature and extent of Tenant’s disapproval and shall, within fifteen (15) days of receipt of such change order, deposit with Landlord or in a separate interest bearing escrow with Escrow Agent (pursuant to instructions mutually acceptable to Landlord and Tenant) any additional sums required thereunder, which shall be released upon the earlier of: (i) Tenant’s written consent thereto, or (ii) completion of an audit and any arbitration under the TI Construction Contract as permitted under Paragraph 18(b) below, it being the understanding of the parties that any dispute as to the necessity for or amount of such change orders is to be resolved with the TI Contractor by agreement or through such process.
          (c) Other Required Changes. With respect to any change orders required by reason of the errors or omissions of the Tenant’s Architect or its consultants or otherwise required by the City of Seattle, Tenant shall deposit any additional sums required thereunder as provided under Paragraph 14.
     17. Designation of Construction Representatives. Tenant hereby designates Kenneth Hammer of Dendreon Corporation as its initial representative in connection with the design and construction of the TI Work and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant. Tenant may change its designated representative upon written notice to Landlord. Landlord hereby appoints Dan Novack, Jeremy Richmond and Cyndi Sundby of Unico Properties, LLC to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit C. Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of Landlord is authorized to do so. No consent, authorization or other action shall bind Landlord or Tenant unless in writing and signed by the aforementioned person. If Landlord or Tenant
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

complies with any request or direction presented to it by anyone else claiming to act on behalf of the other party, such compliance shall be at such party’s sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Exhibit. Landlord shall have the right to observe the construction of the TI Work. Tenant shall notify Landlord of all construction meetings and Landlord shall have the right to attend all meetings of Tenant and its contractor and subcontractors, and the Tenant’s construction contract(s) shall so provide. Landlord shall notify Tenant of all construction meetings relating to the TI Work. Tenant shall have the right to attend all coordination meetings between the Building Contractor and the TI Contractor regarding the TI Work, and any meetings with the Building Contractor regarding the Landlord’s Work involving items that directly impact the TI Work or the schedule for construction thereof, and the TI Construction Contract shall so provide. Tenant acknowledges that the TI Work may be constructed at the same time as Landlord is constructing the Landlord’s Work. Each party shall cause its architects, engineers and contractors to cooperate fully and promptly with each other as and when deemed necessary by such party in its good faith determination in the course of construction of the Landlord’s Work and the TI Work. If the TI Work interferes with Landlord’s Work and Tenant fails to comply with Landlord’s requests for cooperation then Landlord may require Tenant to cease work in the Premises.
     18. Substantial Completion; Audit of Contractor.
          (a) Substantial Completion. As used herein, “Substantial Completion” shall mean (and the Premises shall be deemed “Substantially Complete”) when (i) the City of Seattle has given final approval in writing that all TI Work under the construction permit has been completed, (ii) installation of the TI Work has occurred in accordance with the Working Drawings, subject only to punch-list items described below, and (iii) basic services as required under the Lease are available to the Premises. Notwithstanding the foregoing, Substantial Completion shall be deemed to have occurred on the date on which Tenant takes occupancy of the Premises and commences to do business therein. Substantial Completion shall be deemed to have occurred even if a “punch-list” or similar corrective work remains to be completed. Within thirty (30) days after Tenant commences occupancy of the Premises, Landlord, Tenant, and the Tenant’s Architect shall prepare a “punch-list” which shall consist of the items that have not been, but should have been, finished or furnished by Tenant prior to such date. Tenant shall proceed diligently to complete, or cause the TI Contractor to complete, all punch-list items, except for those punch-list items related to the Landlord’s Work which Landlord shall proceed diligently to complete, or cause its contractor to complete. Tenant shall require reasonable retainage in the TI Construction Contract and shall not release all of the retainage to the TI Contractor until such time as Tenant reasonably believes all punch-list items have been completed. Release of any retainage shall not release or relieve Tenant of the obligation to cause all punch-list items to be completed and the Premises to be in the condition as required under this Lease.
          (b) Audit of Contractor. The TI Construction Contract shall provide that Landlord and Tenant shall have a right, within a reasonable period of time following Substantial Completion of the Premises, to conduct an audit of the books and records of the TI Contractor to confirm the costs actually incurred with respect to the construction of the TI Work, the allocation of costs between the Landlord’s Work and the TI Work and similar matters under the TI Construction Contract. The results of the audit shall be made available to both Landlord and Tenant. The TI Construction Contract shall provide for binding arbitration of all disputes arising over change orders or from the audit. Tenant shall be responsible for the costs of such audit and any arbitration relating thereto, subject to reimbursement from the TI Contractor as may be provided in the TI Construction Contract. Tenant shall be responsible for and entitled to any adjustments to the cost of the TI Work that may be made by reason of such audit.
     19. Tenant’s Delay. If Substantial Completion shall be delayed as a result of any of the following causes, such delay shall be considered a “Tenant Delay”:
          (a) Tenant’s failure to submit the Working Drawings to Landlord on or before the date set forth in Paragraph 21, unless Landlord fails to provide Tenant the Base Building Plans within the time frame set forth in Paragraph 5;
          (b) Tenant’s failure to obtain any required permits to allow construction of the TI Work;
          (c) Changes in the Working Drawings requested by Tenant after approval of the Working Drawings by Landlord, except to the extent such changes are necessitated by
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Landlord’s changes to the Base Building Plans under Paragraph 7 above or are required for receipt of permits;
          (d) Any delays in starting construction due to Tenant’s disapproval of the Trade Bid and/or the need to revise the Working Drawings to obtain revised bids, to the extent such delays continue beyond thirty (30) days after Landlord’s delivery to Tenant of notice of a Trade Bid under Paragraph 10(c) above;
          (e) Tenant’s request for materials, finishes or installations other than Building Standard Improvements which require a longer time than Building Standard Improvements to obtain, install or complete; or
          (f) Tenant’s failure to comply with the Building Contractor’s, the TI Contractor’s or any subcontractor’s schedule.
Landlord shall notify Tenant promptly after learning of any events or circumstances which Landlord believes may constitute Tenant Delay. Landlord shall use good faith efforts to minimize the impact of any Tenant Delay on the Substantial Completion Date and on the Lease Commencement Date. In the event of any Tenant Delay, Tenant shall pay to Landlord, as additional Rent, one day’s Base Rent for each day of Tenant Delay to the extent that Tenant Delay has actually delayed the commencement of payment of Base Rent under the Lease. In addition, and notwithstanding any provision to the contrary contained in the Lease, if the Lease Commencement Date is delayed due to Tenant Delay, the Lease Commencement Date shall be the date when the Lease Commencement Date would have occurred if there had been no Tenant Delay. Tenant acknowledges that the length of any Tenant Delay is to be measured by the duration of the delay in the occurrence of the event in question caused by the event or conduct constituting Tenant Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.
     20. Landlord Delay. Notwithstanding anything in this Work Letter to the contrary, if Substantial Completion is delayed as a result of any delay caused by Landlord (including, without limitation, Landlord’s failure to provide information or approvals within the time periods set forth in Paragraph 21 or otherwise in sufficient time for Tenant to meet its obligations or Landlord’s failure to make a payment of the Cash Allowance in a timely manner), such delay will be a “Landlord Delay” rather than a Tenant Delay. In the event of a Landlord Delay, Tenant will be entitled to an abatement of Rent of one day for each day of Landlord Delay.
     21. Schedule of Deadlines.

Event	Deadline

Tenant’s Submission of Space Plan:	Fifteen (15) days after Lease execution

Landlord’s Response to Space Plan (Phase I — 3 floors):	Seven (7) business days after initial submission

Landlord’s Response to Space Plan (Phase II — 5 floors):	Seven (7) business days after initial submission

Tenant’s Submission of Working Drawings:	Thirty (30) days after Landlord’s approval of Space Plan

Landlord’s Approval of Working Drawings (Phase I):	Seven (7) business days after initial submission

Landlord’s Approval of Working Drawings (Phase II):	Seven (7) business days after Tenant’s submission

Tenant’s Obtaining Permits for TI Work:	Within ten (10) days after Landlord’s approval of Working Drawings
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE C-1
Landlord’s Work
Landlord shall infill the stairwell on Floor 32, including carpeting and painting as necessary to match the surrounding area.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE C-2
Insurance Requirements
[See attached one (1) page]
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT D
COMMENCEMENT DATE CERTIFICATE
     This Commencement Date certificate is entered into by Landlord and Tenant pursuant to Article 3.1 of the Lease.
     1. DEFINITIONS. In this certificate the following terms have the meanings given to them in the Lease:
(a)	Landlord: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

(b)	Tenant: ________________________

(c)	Lease: Office Lease dated [date] between Landlord and Tenant.

(d)	Premises: ______________________

(e)	Building Address: __________________________

(f)	Guarantor: _____________________
     2. CONFIRMATION OF LEASE COMMENCEMENT: Landlord and Tenant confirm that the Commencement Date of the Lease is ____________ and the Expiration Date is ____________ and that Article 1.1 of the Lease is amended accordingly.
     3. Tenant acknowledges that (a) it is in possession of the Premises, (ii) the Lease is in full force and effect, (c) to Tenant’s actual knowledge, Landlord is not in default of any of its obligations under the Lease, and (d) the Premises are accepted by Tenant as having been completed in accordance with the provisions of the Lease.
     Landlord and Tenant have executed this Commencement Date certificate as of the dates set forth below.

TENANT:

By:
Its:

Date:

[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

LANDLORD:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

	By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

		Its:	Managing Director
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT E
RULES AND REGULATIONS
     (1) Access to Project. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 6:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Project and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Project may be restricted and access gained by use of a key to the outside doors of the Project, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.
     (2) Signs. Tenant shall not paint, display, inscribe, maintain or affix any signs, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building or Project, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense). Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.
     (3) Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any item of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.
     (4) Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.
     (5) Project and/or Building Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Project or Building for any purpose, or use any tradenames or trademarks used by Landlord, any other tenant, or its affiliates, or any picture or likeness of the Project for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other material.
     (6) Deliveries and Removals. Furniture, freight and other large or heavy items, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at the Tenant’s sole cost, responsibility, and risk. Landlord may inspect items brought into the Project or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other items removed from the Premises or the Project be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Project shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Project without Landlord’s prior written approval.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (7) Outside Vendors. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord, which approval will not be unreasonably withheld. Any person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Project. Tenant’s vendors must use freight elevators and service entrances and shall provide building management with a certificate of insurance that complies with the insurance requirements of building management.
     (8) Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises, or Project, including any public corridors or elevators therein bringing in or removing any large or heavy items, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy items and require at Tenant’s expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.
     (9) Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges therefor. The term “key” shall include mechanical, electronic or other keys, cards and passes. Landlord shall not be liable for the consequences of admitting by pass key or refusing to admit to the Premises the Tenant, Tenant’s agent or employees or other persons claiming the right of admittance.
     (10) Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, the systems and equipment within the Project, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of the Lease respecting electric installations and connections, telephone Lines and connections, and alterations generally. Tenant shall have no right to use any electrical closets, mechanical shafts, broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Project and the Premises and the needs of tenants of the Project, and shall not in any event connect a greater load than such safe capacity.
     (11) Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.
     (12) Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Lease provisions respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.
     (13) Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture or sell any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Landlord, which does not violate any Laws or bother or annoy any other tenant. Tenant and its employees shall not smoke tobacco on any part of the Project (including exterior areas, including, but not limited to, the 17th floor conference rooms and garden deck).
     (14) Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any item or material to, other tenants or invitees of the Project. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any item or material to or from other tenants of the Building or Project and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease.
     (15) Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Project and shall not allow the adjustment (except by Landlord’s authorized Project personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the systems and equipment within the Project, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are operable may be opened with Landlord’s consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.
     (16) Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).
     (17) Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant’s creditors.
     (18) Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord’s good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project.
     (19) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises unless approved by Landlord as may be anticipated under the terms of this lease, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises or as anticipated under the applicable clause entitled “Roof License”, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Project or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Project or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle within the elevators or other common areas shared with other tenants (except where already designated for such use), or dog (except in the company of a blind person) or other animal or bird in the Premises or Building, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises, Building or Project that is illegal, immoral, obscene, pornographic, or anything that may in Landlord’s good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Project, interfere with the normal operation of the systems and equipment within the Project, impair the appearance, character or reputation of the Premises or Project, create
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

waste to the Premises or Project, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any item from any window or other opening in the Project, (xiii) use the Premises for any purpose, or permit upon the Premises or Project anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible items or materials) (xiv) place vending or game machines in the Premises, except vending machines for employees which shall be at Tenant’s sole cost and expense and only upon prior notice to and consent of Landlord, (xv) adversely affect the indoor air quality of the Premises or Project, (xvi) use the Premises for cooking or food preparation other than preparation of coffee, tea and similar beverages, or customary microwave use, for Tenant and its employees, or (xvii) do or permit anything to be done upon the Premises or Project in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Project or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Project.
     (20) Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.
     (21) Parking. Subject to any contrary provisions of this Lease, if the Project now or hereafter contains, or Landlord has obtained the right to use for the Project, a parking garage, structure, facility or area, the following Rules shall apply therein:
          (i) Parking shall be available in areas designated by Landlord from time to time, and for such daily or monthly charges as Landlord may establish from time to time. Parking for Tenant and its employees and visitors shall be on a “first come, first served,” unassigned basis, in common with Landlord and other tenants at the Project, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. However, in no event shall Tenant and Tenant’s employees and visitors use more spaces than the number derived by applying Tenant’s Proportionate Share (as defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. In addition, Landlord reserves the right to: (a) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (b) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (c) restrict or prohibit full size vans and other large vehicles (except as specifically permitted under this Lease).
          (ii) Monthly fees shall be paid in advance prior to the first of each month. Failure to do so will automatically cancel parking privileges, and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the Garage is not used by Tenant or its designees. In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Project without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord’s reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse.
          (iii) Hours shall be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; parking is prohibited in areas: (a) not striped or designated for parking; (b) aisles; (c) where “no parking” signs are posted; (d) on ramps; and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          (iv) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately.
     (22) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT F
INTENTIONALLY OMITTED
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT G
TENANT ESTOPPEL CERTIFICATE
RE:	Lease dated ___________(“Lease”) between The Northwestern Mutual Life Insurance Company (“Landlord”) and ___________(“Tenant”) for Suite ______ (“Premises”) in a building located at 1301 Second Avenue, Seattle, Washington and commonly known as the Russell Investments Center (“Building”).

The Tenant hereby certifies to Landlord, and to _________________, a ______________ (“_____________________”) that the following information with respect to the Lease is true and correct:

1.	The Lease is in full force and effect and has not been modified or amended except as specifically set forth in Paragraph 4 below. There are no other agreements, understandings, contracts or commitments of any kind with respect to the Lease or the Premises except as expressly provided in the Lease or in any amendment or supplement thereto set forth in Paragraph 4 below.

2.	The Tenant asserts no claim of default, offset or defense against rent or other charges payable by the maintenance of the property of which the Premises are a part. To the best of Tenant’s knowledge and belief, there is no default by Landlord under the Lease and all commitments made by Landlord to Tenant to induce Tenant to enter into the Lease have been satisfied.

3.	All rent due under the Lease has been paid to the end of the current calendar month, which is ____, ____, and no rent due under the Lease has been paid more than one (1) month in advance of its due date.

4.	Dates of any Lease amendments or modifications: _________________________.

5.	Current Monthly Base Rent: __________________________.

6.	Lease Commencement Date: ________________________.

7.	Lease Expiration Date: _____________________________.

8.	The Lease contains no options to renew, first rights of refusal, options to expand, or options to terminate, except as follows: _____________________.

9.	The Tenant has not assigned, or otherwise transferred its interest under the Lease, except as follows: ___________________________.

10.	Tenant is using the Premises only for those purposes specifically permitted under the Lease, which is ___________________________.

11.	Landlord is holding Tenant’s security deposit of $_________________.

12.	Tenant is not in default under the Lease nor, to Tenant’s actual knowledge, are there any conditions, or events which have occurred or which, with the passage of time or the giving of notice or both, would constitute a default or breach. Tenant is current in the payment of all taxes, utilities, common area maintenance payments, and other charges required to be paid by the Tenant pursuant to the Lease, and there exists no dispute relative to any such amounts.

13.	The improvements and space required to be furnished according to the Lease have been duly delivered by the Landlord and accepted by the Tenant.

14.	The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant.

Dated: _____, ___.

By:

Its:

[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT H
IRE ______________________
LANDLORD’S SUBORDINATION AND CONSENT AGREEMENT
     THIS LANDLORD’S SUBORDINATION AND CONSENT AGREEMENT (“Agreement”) is entered into as of the ____ day of _____________, 20__ between The Northwestern Mutual Life Insurance Company (“Northwestern”), ____________________ (“Tenant”) and ___________________ (“Lender”).
WITNESSETH:
     WHEREAS, Northwestern and Tenant have entered into that certain lease agreement dated as of _________________________ (“Lease”), as the same may have been amended from time to time, pursuant to which Northwestern has leased to Tenant certain space in a building located at __________________________, all as more fully described in the Lease (“Premises”). The Premises is located on and comprises a part of real property in which Northwestern is the owner of an interest (“Property).
     WHEREAS, Lender has entered, or is about to enter, into a financing transaction with Tenant, as borrower, to secure financing. As a condition thereto, Tenant has granted, or is about to grant, to Lender a security interest and lien upon personal property of the Tenant located at the Premises, which personal property may include equipment, trade fixtures, furnishings, machinery and inventory which is stored or otherwise located at the Premises but shall specifically exclude Northwestern’s personal property, any and all property which is permanently affixed to the Premises and any and all property which is considered real property under applicable law (“Collateral”); and
     WHEREAS, Lender hereby requests that Northwestern (i) subordinate any liens, claims, demands or rights Northwestern may have with respect to the Collateral, and (ii) consent to Lender’s right to enter upon the Premises to exercise its rights and remedies with respect to the Collateral.
     WHEREAS, Northwestern is willing to so subordinate its interest and consent to Lender’s rights with respect to the Collateral subject to the terms of this Agreement.
     NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which each party hereto acknowledges, Lender, Tenant and Northwestern hereby agree as follows:
     1. Subject to the terms and conditions of this Agreement, Northwestern hereby subordinates any and all statutory or possessory liens, claims, demands or rights which Northwestern has by statute, contract, operation of law or otherwise, on or in any of the Collateral to the lien or security interest of Lender therein.
     2. At any time prior to the termination of the Lease, and subject to its terms and provisions, Lender or its agents may, in the company of Northwestern’s agent, enter upon the Premises during normal business hours to inspect, remove, transfer, take control of or make any other disposition of the Collateral; provided, however that if Lender shall take any action with respect to the Collateral other than inspecting the same, then Lender shall first furnish Northwestern with a certified copy of an in-force UCC-1 security filing with respect to the same. Upon prior written notice to Northwestern, Lender may advertise for sale and/or conduct private sales of the Collateral within the Premises (but not in any common areas of the Property including, without limitation, any parking areas located thereon) subject to (i) Northwestern’s reasonable rules and regulations with respect thereto and (ii) the rights of other tenants at the Property. Lender shall not advertise such private sales at the Property.
     3. Other than any UCC-1 security filing which relates solely to the Collateral as referred to in paragraph 2., above, in no event shall Lender cause to be recorded any financing statements or other UCC filings or their equivalents in connection with this Agreement or any financing agreements between Tenant and Lender which impair title to Northwestern’s fixtures or personal property located on the Property or the Property.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     4. Northwestern shall deliver to Lender a copy of any notice of termination of the Lease which Northwestern has delivered to Tenant; provided, however, that Northwestern shall have no liability for failure to deliver such notice. Tenant shall deliver to Lender a copy of any notice of a default by Tenant of its obligations under the Lease and Landlord shall allow Lender, at Lender’s option but without obligation, the opportunity to cure or cause Tenant to cure any such default within the applicable cure period, if any, set forth in the Lease. Northwestern shall have no obligation whatsoever to provide Lender with any notice of Tenant’s default under the Lease.
     5. In the event that Northwestern takes possession of the Premises upon termination of the Lease, then Northwestern shall allow the Collateral to remain on the Premises for a period of thirty (30) days following such termination of the Lease (“Disposition Period”) for purposes of Lender’s inspection, removal, transferring or otherwise disposing of the same provided that and as conditions precedent thereto:
          (i) Lender shall deliver written notice to Northwestern within two (2) business days of Lender’s receipt of notice of termination of the Lease requesting that Northwestern allow the Collateral to so remain on the Property during the Disposition Period. Failure of Lender to deliver such notice to Northwestern shall be deemed to be Lender’s election to waive its rights with respect to the Collateral as set forth in this Agreement;
          (ii) Lender shall deliver to Northwestern, at the time of delivery of the notice referred to in Section (i) of this paragraph 5., above, all sums due under the Lease relating to the Disposition Period, including, without limitation, monthly base rent and additional rent (regardless of the defined terms used to describe such payments in the Lease). Lender shall also pay, directly to the providers thereof, all charges incurred for utilities serving the Premises during the Disposition Period;
          (iii) At any time prior to Lender’s entry onto the Property, Lender (or its contractor, vendor or other third party claiming under Lender, as applicable) shall (a) obtain and keep in full force and effect, insurance as set forth below, naming Northwestern, its agents, representatives and wholly owned subsidiaries, as additional insureds on the Commercial General Liability and Business Automobile insurance policies, and (b) deliver to Northwestern, and obtain the approval of Northwestern to, certificates of insurance evidencing such insurance.

Type	Limits
Worker’s Compensation	Statutory/$500,000
Employer’s Liability
Commercial General Liability	$3,000,000/occurrence
$6,000,000/aggregate
Business Automobile Liability	$1,000,000 Combined Single Limit
          The aforesaid coverages shall be maintained throughout the Disposition Period. In the event that any such coverages are written on a “claims-made” basis, such coverages shall be kept in force either by renewal thereof or the purchase of an extended reporting period for a minimum of one (1) year following the expiration or earlier termination of this Agreement. Nothing herein contained, including but not limited to insurance carried by Lender, shall in any way be deemed to limit Lender’s liability under applicable law; and
          (iv) Lender shall deliver to Northwestern, at the time of delivery of the notice referred to in Section (i) of this paragraph 5 above, reasonable evidence of its right to remove the Collateral or any portion thereof, it being understood that a certified copy of an in-force UCC-1 security filing shall be deemed sufficient evidence.
     Upon failure of Lender to deliver the notice referred to in paragraph 5.(i), above or the later expiration of the Disposition Period by lapse of time, this Agreement shall be deemed terminated and of no further force or effect whether or not Lender has removed, transferred, taken control of or otherwise disposed of the Collateral. Northwestern shall thereafter be deemed to have any and all rights with respect to the Collateral that it would have had absent this Agreement and may dispose of the Collateral or any portion thereof and/or apply any and all proceeds therefrom in accordance with the Lease. Lender shall promptly execute any and all documents furnished to it by Northwestern or Tenant necessary in the discretion of Northwestern or Tenant, as the case may be, to evidence the termination of this Agreement.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     6. Lender and its contractors and agents shall observe all appropriate safety precautions while on the Property. Further, at Northwestern’s option, Lender shall either (i) promptly repair, at Lender’s sole expense, any physical damage to the Property caused by Lender’s entry onto the Property and/or removal of the Collateral by Lender or its agents or representatives, or (ii) promptly reimburse Northwestern for the reasonable costs of repair of any damage done to the Property by Lender, its agents or representatives as a result of entry onto the Property pursuant to this Agreement. Lender’s obligation to so repair or reimburse Northwestern shall survive the expiration or termination of this Agreement.
     7. Lender acknowledges that Northwestern has entered into this agreement solely as an accommodation to Tenant and Lender shall indemnify and shall hold Northwestern harmless from and against any losses, damages, expenses, liabilities, demands and causes of action, and any expenses incidental to the defense thereof by Northwestern, resulting from injury to or death of persons, or damage to Property directly or indirectly growing out of or in connection with any acts of Lender or Lender’s agents or representatives in connection with entry upon the Property pursuant to this Agreement. Lender’s sole and exclusive remedies against Northwestern in connection with this Agreement shall be to exercise its rights with respect to the Collateral. Lender’s obligation to so indemnify Northwestern shall survive the expiration or earlier termination of this Agreement.
     8. This Agreement shall be binding upon the successors, transferees or assignees of Northwestern, Lender and Tenant. This Agreement may be modified only by an agreement in writing executed by the parties hereto or their successors or assigns.
     9. All notices, demands, requests and other instruments required or which may be given under this Agreement or the law shall be given in writing and shall be deemed received upon the occurrence of any of the following: (i) when refused or noted unable to deliver, if addressed pursuant to this section, (ii) when received via nationally recognized overnight courier/delivery service, or (iii) when received via facsimile, provided that a copy is also delivered within one business day pursuant to the method set forth in section (ii) immediately above. In each case the notice shall be addressed to Northwestern, Tenant and to Lender at the addresses set forth below, or to such other addresses as may be requested by Northwestern and Lender by giving notice to the other interested parties in accordance with this paragraph.

To Northwestern:	The Northwestern Mutual Life Insurance Company

With a copy to:	The Northwestern Mutual Life Insurance Company Real Estate Regional Office

To Lender:

To Tenant:

     10. For purposes of executing this Agreement, a document signed and transmitted by facsimile machine shall be treated as an original document. The signature of any party thereon shall be considered as an original signature, and the document transmitted shall be considered to have the same binding legal effect as an original signature on an original document. Any facsimile document shall be re-executed by both parties in original form. No party hereto may raise the use of a facsimile machine or the fact that any signature was transmitted through the use of a facsimile machine as a defense to the validity or enforcement of this Agreement or any amendment executed in compliance with this paragraph 10. This paragraph does not supersede the requirements of paragraph 9 of this Agreement.
     11. At such time as Tenant requests that Northwestern enter into this Agreement, Tenant shall deliver to Northwestern a cashier’s check in the sum of One Thousand
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Dollars ($1,000) to compensate Northwestern for the cost of preparing, executing and delivering this Agreement, Northwestern and Tenant agreeing that such sum is a reasonable approximation of the cost of Northwestern’s expenses relating thereto, the exact cost thereof being impractical to determine.
     12. Each of the parties represents and warrants that the individual signing this Landlord Subordination Agreement on its behalf has the requisite authority to bind such party.
     13. This Agreement, and the terms thereof, shall be governed and controlled by the laws of the state in which the Property is located.
     14. This Agreement may be executed in any number of counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same document.
     IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

LENDER:

By:

Name:

Its:

TENANT:

By:

Name:
Its:

NORTHWESTERN:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

	By:	Northwestern Investment Management Company, LLC a Delaware limited liability company, its wholly owned affiliate and authorized representative

By:

Name:

		Its:	Managing Director
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT I
GREEN ADDENDUM
1. The term “Green Standard” or words of similar import shall include the U.S. EPA’s Energy Star® rating, the Green Building Initiative’s Green Globes TM for Continual Improvement of Existing Buildings (Green GlobesTM-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED), and/or a current and similar organization with equally rigorous environmentally and sustainable practices.
2. In addition to the above Operating Expenses, Operating Expenses shall also include: (i) all costs of maintaining, managing, reporting, commissioning, and re-commissioning the Building or any part thereof that was designed and/or upgraded to be sustainable and conform with one or more Green Standard rating systems, and (ii) all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under one or more Green Standard rating systems, provided however, the cost of such applying, reporting and commissioning of the Building or any part thereof to seek certification shall be a cost capitalized and thereafter amortized as Operating Expenses under GAAP.
3. Tenant shall not use or occupy the Demised Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building. Tenant shall not use or operate the Demised Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s sustainability practices or a Green Standard certification of the Building.
4. This Building is or may become in the future certified under a Green Standard or operated pursuant to Landlord’s sustainable building practices. Landlord’s sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all applicable laws.
5. Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; closing shades as needed to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; and purchasing products certified by the U.S. EPA’s Water Sense® program.
6. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord’s sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord, and; (e) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section. Where possible, the Landlord shall provide a composting program and encourage the Tenant to sort and separate its trash and recycling from compost material.
7. Landlord shall provide and install all original bulbs and tubes for Building standard lighting fixtures within the Demised Premises and all replacement tubes for such lighting as an annual Expense; all other bulbs, tubes and lighting fixtures for the Demised Premises shall be provided and installed by Tenant at Tenant’s cost and expense, and must comply with Landlord’s sustainability practices, including any Green Standard rating system, concerning the environmental compliance of the Building or the Demised Premises, as the same may change from time to time. All maintenance and repairs made by Tenant must comply with Landlord’s sustainability practices, including any Green Standard rating system concerning the environmental compliance of the Building or the Demised Premises, as the same may change from time to time.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

8. Any and all TI Work is strongly encouraged to be performed in accordance with Landlord’s sustainability practices, including any Green Standard or third-party rating system concerning the environmental compliance of the Building or the Demised Premises, as the same may change from time to time. Tenant is further encouraged to engage a qualified third party LEED or Green Standard professional or similarly qualified professional during the design phase through implementation of any TI Work to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance with Landlord’s sustainability practices, as aforesaid. Any and all waste and debris from TI Work must meet the minimum requirements set forth by the Green Standard.
9. Landlord does not permit space heaters or other energy-intensive equipment unnecessary to conduct Tenant’s business without written approval by Landlord. Any space conditioning equipment that is placed in the Demised Premises for the purpose of increasing comfort to tenants shall be operated on sensors or timers that limit operation of equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.
10. Tenant acknowledges that it is Landlord’s intention that the Building be operated in a manner which is consistent with Landlord’s sustainability practices. Tenant is required to comply with these practices within the Demised Premises.
11. Tenant shall dispose of, in an environmentally sustainable manner, any equipment, furnishings, or materials no longer needed by Tenant and shall recycle or re-use such items in accordance with Landlord’s sustainability practices. Tenant is responsible for reporting this activity to Landlord in a format determined by Landlord.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT J
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
Loan No.
RECORDING REQUESTED BY

WHEN RECORDED MAIL TO
The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Ave. — Rm N16WC
Milwaukee, WI 53202
Attn:
SPACE ABOVE THIS LINE FOR RECORDER’S USE
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
     THIS AGREEMENT is entered into as of           , 20   , between       , whose mailing address is       , (“Tenant”),      , whose mailing address is          , (“Borrower”), and               (“Lender”), whose address for notices is                    .
RECITALS
     A. Tenant is the lessee or successor to the lessee, and Borrower is the lessor or successor to the lessor under a certain lease dated        , 20     (the “Lease”).
     B. Lender has made, or will make, a mortgage loan to be secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender (as it may be amended, restated or otherwise modified from time to time, the “Lien Instrument”) encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the “Property”), wherein the premises covered by the Lease (the “Demised Premises”) are located.
     C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the “Absolute Assignment”), pursuant to which (i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.
     D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.
     E. Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant’s relationship with any purchaser or transferee of the Property (including Lender) in the event of foreclosure of the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as “Successor Landlord”).
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Borrower and Lender agree as follows:
     1. Tenant and Borrower agree for the benefit of Lender that:
(a)	Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one (1) month in advance;
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b)	Except as specifically provided in the Lease, Tenant and Borrower will not enter into any agreement for the cancellation of the Lease or the surrender of the Demised Premises without Lender’s prior written consent;

(c)	Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice and a reasonable opportunity to cure such default;

(e)	Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower; and

(f)	Tenant will not conduct any dry cleaning operations on the Demised Premises using chlorinated solvents nor will Tenant use any chlorinated solvents in the operation of their business on the Demised Premises; and
     2. The Lease is hereby subordinated in all respects to the Lien Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement, but Tenant waives, to the fullest extent it may lawfully do so, the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure proceeding.
     3. Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.
     4. If the interests of Borrower in the Property are acquired by a Successor Landlord:
(a)	If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in this Agreement;

(b)	Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, including any renewal options which are exercised in accordance with the terms of the Lease;

(c)	The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

(d)	If, notwithstanding any other provisions of this Agreement, the acquisition by Successor Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease, except as modified by this Agreement, for the remainder of the term of the Lease with renewal options, if any; and

(e)	Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Successor Landlord’s acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not be:
(i)	Liable for the breach of any representations or warranties set forth in the Lease or for any act, omission or obligation of any landlord (including Borrower) or any other party
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

occurring or accruing prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises, except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition;

(ii)	Liable for any obligation to construct any improvements in, or make any alterations to, the Demised Premises, or to reimburse Tenant by way of allowance or otherwise for any such improvements or alterations constructed or made, or to be constructed or made, by or on behalf of Tenant in the Demised Premises;

(iii)	Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises;

(iv)	Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Successor Landlord;

(v)	Bound to Tenant subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party;

(vi)	Liable to Tenant under any indemnification provisions set forth in the Lease for acts or omissions occurring prior to Successor Landlord’s acquisition of the interests of Borrower in the real estate; or

(vii)	Liable for any damages in excess of Successor Landlord’s equity in the Property.
The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.
     5. Tenant hereby represents and warrants that neither Tenant nor any assignee or subtenant of Tenant, nor any guarantor of the obligations of Tenant under this Lease: (i) is now or shall become, a person or entity with whom Tenant is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; (ii) is now or shall become, a person or entity with whom Tenant is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder; and (iii) Tenant is not knowingly engaged in, and shall not engage in, any dealings or transaction, or be otherwise associated with such persons or entities described in (i) and (ii) above. Tenant hereby represents and warrants that no person or entity owning (directly or indirectly) a ten percent (10%) or greater ownership interest in Tenant: (i) is now a person or entity with whom Tenant is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; (ii) is now a person or entity with whom Tenant is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder; and (iii) Tenant is not knowingly engaged in any dealings or transaction, or be otherwise associated with such persons or entities described in (i) and (ii) above. On an annual basis Tenant shall, upon becoming aware of a person or entity owning (directly or indirectly) a ten percent (10%) or greater ownership interest in Tenant, notify Landlord of such person or entity and if such person or entity is a person or entity with whom Tenant is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; and (ii) is now a person or entity with whom Tenant is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder.
     6. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, and shall remain in full force and effect notwithstanding any renewal, extension, increase, or refinance of the indebtedness secured by the Lien Instrument, without further confirmation. Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:

By:

Add appropriate acknowledgment for Tenant.
(Signatures of Borrower and Lender continued on following pages)
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(Signatures continued)

BORROWER:

By:

Add appropriate acknowledgment for Borrower.
(Signature of Lender continued on following pages)
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(Signatures continued)

LENDER:

By:

Add appropriate acknowledgment for Lender
Add scrivener’s statement (if required)
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT “A”
(Description of Property)
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT K
LETTER OF CREDIT TERMS AND CONDITIONS
     1. Letter of Credit. Concurrently with the execution of this Lease, Tenant must deliver to Landlord an unconditional, irrevocable standby letter of credit (“Letter of Credit”) which conforms in form and substance to the attached Schedule “1” (or is otherwise reasonably acceptable to Landlord) and which:
          (a) is issued by a United States federal or state chartered bank (“Issuer”) that (i) is either a member of the New York Clearing House Association or is a commercial bank or trust company reasonably acceptable to Landlord, (ii) has total assets of at least $15,000,000,000, as determined in accordance with generally accepted accounting principles consistently applied (“Total Assets”), and (3) a minimum A- rating;
          (b) names Landlord as beneficiary thereunder;
          (c) has a term ending not less than one year after the date of issuance;
          (d) automatically renews for one-year periods unless Issuer notifies beneficiary in writing, at least 60 days prior to the expiration date, that Issuer elects not to renew the Letter of Credit;
          (e) provides for payment to beneficiary of immediately available funds (denominated in United States dollars) in the amount of Two Million Six Hundred Thousand Dollars ($2,600,000) within 24 hours after presentation of the Sight Draft substantially conforming to the form attached as Exhibit “A” to the Letter of Credit;
          (f) provides that draws may be presented, and are payable, at an office located in Seattle, Washington;
          (g) is payable in sight drafts which only require the beneficiary to state that the draw is payable to the order of beneficiary;
          (h) permits partial and multiple draws;
          (i) permits multiple transfers by beneficiary;
          (j) waives any rights Issuer may have, at law or otherwise, to subrogate to any claims beneficiary may have against applicant or applicant may have against beneficiary; and
          (k) is governed by the International Standby Practices 1998, published by the International Chamber of Commerce.
Except as set forth herein, the Letter of Credit (as transferred, extended, renewed or replaced) must be maintained during the entire Lease Term, as extended or renewed, and for a period of 45 days thereafter.
     2. Transfer; Fees. Landlord may freely transfer the Letter of Credit in connection with an assignment of this Lease without (i) Tenant’s consent, (ii) restriction on the number of transfers or (iii) condition, other than presentment to Issuer of the original Letter of Credit and a duly executed transfer document conforming to the form attached as Exhibit “B” to the Letter of Credit. Tenant is solely responsible for any bank fees or charges imposed by Issuer in connection with the issuance of the Letter of Credit or any transfer, renewal, extension or replacement thereof. If Tenant fails to timely pay such transfer fee, Landlord may, at its option and without notice to Tenant, elect to pay any transfer fees to Issuer when due, and upon payment, such amount will become immediately due and payable from Tenant to Landlord as Additional Rent under this Lease.
     3. Definition of Draw Event. “Draw Event” means the occurrence of any of the following events:
          (a) Tenant fails to pay fully any item of Rent as and when due;
          (b) Tenant (i) breaches or fails to timely perform any of its other obligations under this Lease, (ii) the breach or failure continues for a period of 30 days without regard to any cure period granted under this Lease and without regard to whether such breach or failure is
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

determined (upon occurrence or at any later time) to be an Event of Default and (iii) Tenant has either failed to commence cure of the breach or failure or, if cure has been commenced, is not diligently pursuing such cure;
          (c) any of the events described in Article 25.1 of this Lease, but without regard to any cure period granted under such section and without regard to whether such event is determined (upon occurrence or at a later time) to be an Event of Default;
          (d) Tenant fails to timely cause the Letter of Credit to be renewed or replaced as required in Section 5 below;
          (e) an Issuer Quality Event as described in Section 6 below;
          (f) an Event of Default; or
          (g) Tenant holds over or remains in possession of the Premises after the expiration of the Term or termination of this Lease, without Landlord’s prior written consent.
     Notwithstanding anything in this Exhibit K to the contrary, the events described in (a) through (c) above will be Draw Events only if Tenant has filed a petition in bankruptcy or if an involuntary petition in bankruptcy has been filed against Tenant.
     4. Draw and Use of Draw Proceeds. Immediately upon the occurrence of any one or more Draw Events, and at any time thereafter, Landlord may draw on the Letter of Credit, in whole or in part (if partial draw is made, Landlord may make multiple draws), as Landlord may determine in Landlord’s sole and absolute discretion. The term “Draw Proceeds” means the cash proceeds of any draw or draws made by Landlord under the Letter of Credit. Any delays by Landlord in drawing on the Letter of Credit or using the Draw Proceeds will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Landlord will hold the Draw Proceeds in its own name and may co-mingle the Draw Proceeds with other accounts of Landlord or invest them as Landlord may determine in its sole and absolute discretion.
     In addition to any other rights and remedies Landlord may have, Landlord may in its sole and absolute discretion and at any time, use and apply all or any portion of the Draw Proceeds to pay Landlord for any one or more of the following:
          (a) Rent or any other sum which is past due, due or becomes due, or to which Landlord is otherwise entitled under the terms of this Lease, whether due to the passage of time, the existence of a default or otherwise (including, without limitation, late payment fees or charges and any amounts which Landlord is or would be allowed to collect under Sections 14.2 or 14.3 of this Lease, and without deducting therefrom any offset for proceeds of any potential reletting or other potential mitigation which has not in fact occurred at the time of the draw);
          (b) any and all amounts incurred or expended by Landlord in connection with the exercise and pursuit of any one or more of Landlord’s rights or remedies under this Lease, including, without limitation, reasonable attorneys’ fees and costs;
          (c) any and all amounts incurred or expended by Landlord in obtaining the Draw Proceeds, including, without limitation, reasonable attorneys’ fees and costs; or
          (d) any and all other damage, injury, expense or liability caused to or incurred by Landlord as a result of any Event of Default, Draw Event or other breach, failure or default by Tenant under this Lease.
To the extent that Draw Proceeds exceed the amounts so applied, such excess Draw Proceeds will be deemed paid to Landlord to establish a credit on Landlord’s books in the amount of such excess, which credit may be applied by Landlord thereafter (in Landlord’s sole and absolute discretion), to any of Tenant’s obligations to Landlord under this Lease as and when they become due. Following any use or application of the Draw Proceeds, Tenant, if requested by Landlord in writing, must, within 10 days after receipt of Landlord’s request, cause a replacement Letter of Credit complying with Section 1 above to be issued and delivered to Landlord; provided, however, that the amount of the replacement Letter of Credit will be an amount equal to the original amount of the Letter of Credit (as set forth in Section 1(e) above) less any unapplied Draw Proceeds on the date the replacement Letter of Credit is issued. Upon Landlord’s receipt of the replacement Letter of Credit, Landlord will deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn) and any unapplied Draw Proceeds will be applied in accordance with Sections 4(a), (b), (c) and (d) above.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     Except as set forth in the next paragraph, if it is determined or adjudicated by a court of competent jurisdiction that Landlord was not entitled to draw on the Letter of Credit, Tenant may, as its sole and exclusive remedy, cause Landlord to (i) deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn), (ii) return to Issuer the amount of the Draw Proceeds which the court determines Landlord was not entitled to draw and (iii) reimburse Tenant for all out-of-pocket fees, costs and interest expenses actually incurred by Tenant as a direct result of Landlord’s draw on the Letter of Credit; provided, however, Tenant may exercise its exclusive remedy only after Tenant has (y) cured all defaults under this Lease and (z) caused a replacement Letter of Credit complying with Section 1 above to be issued and delivered to Landlord. Landlord will not be liable for any other actual damages or any indirect, consequential, special or punitive damages incurred by Tenant in connection with either a draw by Landlord on the Letter of Credit or the use or application by Landlord of the Draw Proceeds. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property right or interest in any Draw Proceeds.
     If it is determined or adjudicated by a court of competent jurisdiction that Landlord knowingly and wrongfully drew on the Letter of Credit when Landlord had no reason to believe a Draw Event or Event of Default had occurred, Tenant may, as its sole and exclusive remedy, cause Landlord to (i) deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn), (ii) return to Issuer the amount of the Draw Proceeds which the court determines Landlord was not entitled to draw and (iii) reimburse Tenant for all damages actually incurred by Tenant as a result of Landlord’s draw on the Letter of Credit; provided, however, Tenant may exercise its exclusive remedy only if Tenant is not then in default under the Lease. Landlord will not be liable for any consequential, special or punitive damages incurred by Tenant in connection with either a draw by Landlord on the Letter of Credit or the use or application by Landlord of the Draw Proceeds. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property right or interest in any Draw Proceeds.
     5. Renewal and Replacement. The Letter of Credit must provide that it will be automatically renewed unless Issuer provides written notice of nonrenewal to Landlord at least 60 days prior to the expiration date of the Letter of Credit. If written notice of nonrenewal is received from Issuer, Tenant must renew the Letter of Credit or replace it with a new Letter of Credit, at least 30 days prior to the stated expiration date of the then-current Letter of Credit. Any renewal or replacement Letter of Credit must meet the criteria set forth in Section 1 above, and must have a term commencing at least one day prior to the stated the expiration date of the immediately prior Letter of Credit. Failure to provide a renewal or replacement Letter of Credit as provided above will, at Landlord’s election, be an Event of Default under this Lease.
     6. Issuer Quality Event. If an Issuer Quality Event occurs, Tenant, upon 30 days advance written notice from Landlord, must, at its own cost and expense, provide Landlord with a replacement Letter of Credit meeting all of the requirements of Section 1 above. The term “Issuer Quality Event” means (a) the Issuer fails to meet the criteria set forth in Section 1(a) above or (b) the Issuer is closed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental authority, or (c) the Issuer is declared insolvent by the FDIC for any reason, or (d) Landlord reasonably believes that such financial institution will either be (i) closed by the FDIC or any governmental authority, or (ii) declared insolvent by the FDIC for any reason. An Issuer Quality Event will, at Landlord’s election, be an Event of Default under this Lease.
     7. Additional Agreements of Tenant. Tenant expressly acknowledges and agrees that:
          (a) the Letter of Credit constitutes a separate and independent contract between Landlord and Issuer, and Tenant has no right to submit a draw to Issuer under the Letter of Credit;
          (b) Tenant is not a third-party beneficiary of such contract, and Landlord’s ability to either draw under the Letter of Credit for the full or any partial amount thereof or to apply Draw Proceeds may not, in any way, be conditioned, restricted, limited, altered, impaired or discharged by virtue of any Laws to the contrary, including, but not limited to, any Laws that restrict, limit, alter, impair, discharge or otherwise affect any liability that Tenant may have under this Lease or any claim that Landlord has or may have against Tenant;
          (c) neither the Letter of Credit nor any Draw Proceeds will be or become the property of Tenant, and Tenant does not and will not have any property right or interest therein;
          (d) Tenant is not entitled to any interest on any Draw Proceeds;
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          (e) neither the Letter of Credit nor any Draw Proceeds constitute an advance payment of Rent, security deposit or rental deposit;
          (f) neither the Letter of Credit nor any Draw Proceeds constitute a measure of Landlord’s damages resulting from any Draw Event, Event of Default or other breach, failure or default (past, present or future) under this Lease; and
          (g) Tenant will cooperate with Landlord, at Tenant’s own expense, in promptly executing and delivering to Landlord all modifications, amendments, renewals, extensions and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Exhibit K.
     8. Restrictions on Tenant Actions. Tenant hereby irrevocably waives any and all rights and claims that it may otherwise have at law or in equity, to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any requests or demands by Landlord to Issuer for a draw or payment to Landlord under the Letter of Credit. If Tenant, or any person or entity on Tenant’s behalf or at Tenant’s discretion, brings any proceeding or action to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draw requests or payments under the Letter of Credit, Tenant will be liable for any and all direct and indirect damages resulting therefrom or arising in connection therewith, including, without limitation, reasonable attorneys’ fees and costs.
     9. Cancellation After End of Term. Provided that no Draw Event, Event of Default, or other breach or default under this Lease then exists, Landlord will deliver the Letter of Credit to the Issuer for cancellation within 45 days after Tenant surrenders the Premises to Landlord upon the expiration of the Term.
     10. Reduction. Notwithstanding the foregoing provisions of this Exhibit K, commencing on the first (1st) business day of the third calendar month after the Commencement Date, and on the first (1st) business day of every calendar month thereafter for the next five (5) calendar months, if no Event of Default exists at the end of the previous calendar month, then the face amount of the Letter of Credit may be reduced by Two Hundred Sixty Six Thousand and 00/100 Dollars ($266,000.00), but in no event shall the face amount of the Letter of Credit ever be less than One Million and 00/100 Dollars ($1,000,000). For each month that the face amount of the Letter of Credit may be reduced by Two Hundred Sixty Six Thousand and 00/100 Dollars ($266,000.00), upon delivery to Landlord of a satisfactory replacement Letter of Credit meeting all of the other requirements of this Exhibit K, the previously existing Letter of Credit will be returned to Tenant.
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 1
TO
EXHIBIT “K” OF THE LEASE
FORM OF LETTER OF CREDIT
[LETTERHEAD OF ISSUING BANK]

IRREVOCABLE STANDBY LETTER	DATE OF ISSUANCE:

OF CREDIT NO:	EXPIRATION DATE:

BENEFICIARY:	APPLICANT:

(LANDLORD)	(TENANT)

AS THE ISSUING BANK (“ISSUER”), WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. ________________ IN FAVOR OF THE ABOVE-NAMED BENEFICIARY (“BENEFICIARY”) FOR THE ACCOUNT OF THE ABOVE-NAMED APPLICANT (“APPLICANT”) IN THE AMOUNT OF USD $________________ (__________________________ U.S. DOLLARS).
BENEFICIARY MAY DRAW ALL OR ANY PORTION OF THIS LETTER OF CREDIT AT ANY TIME AND FROM TIME TO TIME AND ISSUER WILL MAKE FUNDS IMMEDIATELY AVAILABLE TO BENEFICIARY UPON PRESENTATION OF BENEFICIARY’S DRAFT(S) AT SIGHT IN SUBSTANTIALLY THE FORM ATTACHED HERETO AS EXHIBIT “A”) (“SIGHT DRAFT”), DRAWN ON ISSUER AND ACCOMPANIED BY THIS LETTER OF CREDIT. ALL SIGHT DRAFT(S) MUST BE SIGNED AND ENDORSED ON BEHALF OF BENEFICIARY AND SIGNATOR MUST INDICATE HIS OR HER TITLE OR OTHER OFFICIAL CAPACITY. NO OTHER DOCUMENTS WILL BE REQUIRED TO BE PRESENTED. THE ISSUER WILL EFFECT PAYMENT UNDER THIS LETTER OF CREDIT WITHIN 24 HOURS AFTER PRESENTMENT OF THE SIGHT DRAFT(S) TO AN OFFICE IN THE CITY OF SEATTLE, STATE OF WASHINGTON.
ISSUER WILL HONOR ANY SIGHT DRAFT(S) PRESENTED IN SUBSTANTIAL COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT AT THE ISSUER’S OFFICE LOCATED AT ______________________, SEATTLE, WASHINGTON OR ANY OTHER FULL SERVICE OFFICE OF THE ISSUER LOCATED IN THE CITY OF SEATTLE, STATE OF WASHINGTON ON OR BEFORE THE ABOVE STATED EXPIRATION DATE, AS SUCH EXPIRATION DATE MAY BE EXTENDED HEREUNDER. PARTIAL AND MULTIPLE DRAWS AND PRESENTATIONS ARE PERMITTED ON ANY NUMBER OF OCCASIONS. FOLLOWING ANY PARTIAL DRAW, ISSUER WILL ENDORSE THIS LETTER OF CREDIT AND RETURN THE ORIGINAL TO BENEFICIARY.
ISSUER ACKNOWLEDGES THAT THIS LETTER OF CREDIT IS ISSUED PURSUANT TO THE PROVISIONS OF THAT CERTAIN LEASE AGREEMENT BETWEEN THE BENEFICIARY AND THE APPLICANT FOR SPACE LOCATED AT                                            (“LEASE”). NOTWITHSTANDING ANY REFERENCE IN THIS LETTER OF CREDIT TO THIS LEASE OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS, OR REFERENCES IN THIS LEASE OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS TO THIS LETTER OF CREDIT, THIS LETTER OF CREDIT CONTAINS THE ENTIRE AGREEMENT BETWEEN BENEFICIARY AND ISSUER RELATING TO THE OBLIGATIONS OF ISSUER HEREUNDER.
THIS LETTER OF CREDIT WILL BE AUTOMATICALLY EXTENDED EACH YEAR WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE EXPIRATION DATE HEREOF, AS EXTENDED, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE, ISSUER NOTIFIES BENEFICIARY BY REGISTERED MAIL THAT IT ELECTS NOT TO EXTEND THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. NOTICE OF NON-EXTENSION WILL BE GIVEN BY ISSUER TO BENEFICIARY AT BENEFICIARY’S ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS AS BENEFICIARY MAY DESIGNATE TO ISSUER IN WRITING AT ISSUER’S LETTERHEAD ADDRESS
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

THIS LETTER OF CREDIT IS FREELY TRANSFERABLE IN WHOLE OR IN PART, AND THE NUMBER OF TRANSFERS IS UNLIMITED. ISSUER AGREES THAT IT WILL EFFECT ANY TRANSFERS IMMEDIATELY UPON PRESENTATION TO ISSUER THIS LETTER OF CREDIT AND A WRITTEN TRANSFER REQUEST SUBSTANTIALLY IN THE FORM OF THE COMPLETED TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B.” SUCH TRANSFER WILL BE EFFECTED AT NO COST TO BENEFICIARY. ANY TRANSFER FEES ASSESSED BY ISSUER WILL BE PAYABLE SOLELY BY APPLICANT, AND THE PAYMENT OF ANY TRANSFER FEES WILL NOT BE A CONDITION TO THE VALIDITY OR EFFECTIVENESS OF THE TRANSFER OR THIS LETTER OF CREDIT.
ISSUER WAIVES ANY RIGHTS IT MAY HAVE, AT LAW OR OTHERWISE, TO SUBROGATE TO ANY CLAIMS BENEFICIARY MAY HAVE AGAINST APPLICANT OR APPLICANT MAY HAVE AGAINST BENEFICIARY.
EXCEPT AS OTHERWISE EXPRESSLY MODIFIED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE.

ISSUER:

By:

AUTHORIZED SIGNATURE
Its:

[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT “A”
TO LETTER OF CREDIT
SIGHT DRAFT
Sight Draft
$______________
     At sight, pay to the order of [Name of Beneficiary to be inserted], the amount of USD $______________ (_______________________ and 00/100ths U.S. Dollars).
     Drawn under [Name of Issuer to be inserted] Standby Letter of Credit No. _____________.

Dated: ____________, 20____

[Name of Beneficiary to be inserted]

By:
Its Authorized Representative and [Title or Other Official Capacity to be inserted]

To:	[Name and Address of Issuer to be inserted]
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT “B”
TO LETTER OF CREDIT
FORM OF TRANSFER REQUEST
IRREVOCABLE STANDBY LETTER OF
CREDIT NO:

CURRENT BENEFICIARY:	APPLICANT:

TO:	[NAME OF ISSUING BANK]
The undersigned, as the current “Beneficiary” of the above referenced Letter of Credit, hereby requests that you reissue the Letter of Credit in favor of the transferee named below [INSERT TRANSFEREE NAME AND ADDRESS BELOW]:

From and after the date this transfer request is delivered to the Issuer, the transferee shall be the “Beneficiary” under the Letter of Credit for all purposes and shall be entitled to exercise and enjoy all of the rights, privileges and benefits thereof.

DATED:	[NAME OF BENEFICIARY]

By

Name

Title

[NOTARY ACKNOWLEDGMENT]
[TO BE SIGNED BY A PERSON PURPORTING TO BE AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY AND INDICATING THEIR TITLE OR OTHER OFFICIAL CAPACITY, AND ACKNOWLEDGED BY A NOTARY PUBLIC.]
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT L
LIST OF REMAINING FURNITURE
[***] Denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.